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                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY








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                     SATURN ELECTRONICS & ENGINEERING, INC.

                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 24, 1999

                             COMERICA BANK, AS AGENT

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                               TABLE OF CONTENTS

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
1.       DEFINITIONS..............................................................................................1

2.       REVOLVING CREDIT........................................................................................20
         2.1      Commitment.....................................................................................20
         2.2      Accrual of Interest and Maturity...............................................................20
         2.3      Requests for and Refundings and Conversions of Advances........................................20
         2.4      Disbursement of Advances.......................................................................22
         2.5      Swing Line Advances............................................................................24
         2.6      Prime-based Interest Payments..................................................................27
         2.7      Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.........................28
         2.8      Interest Payments on Conversions...............................................................28
         2.9      Interest on Default............................................................................28
         2.10     Prepayment of Revolving Credit Advances........................................................28
         2.11     Prime-based Advance in Absence of Election or Upon Default.....................................29
         2.12     Revolving Credit Facility Fee..................................................................29
         2.13     Optional Reduction or Termination of Revolving Credit Aggregate
                  Commitment.....................................................................................30
         2.14     Application of Advances........................................................................31
         2.15     Extension of Revolving Credit Maturity Date....................................................31
         2.16     Mandatory Reduction of Revolving Credit Aggregate Commitment...................................31

3.       LETTERS OF CREDIT.......................................................................................32
         3.1      Letters of Credit..............................................................................32
         3.2      Conditions to Issuance.........................................................................32
         3.3      Notice.........................................................................................33
         3.4      Letter of Credit Fees..........................................................................34
         3.5      Other Fees.....................................................................................35
         3.6      Drawings and Demands for Payment Under Letters of Credit.......................................35
         3.7      Obligations Irrevocable........................................................................36
         3.8      Risk Under Letters of Credit...................................................................37
         3.9      Indemnification................................................................................38
         3.10     Right of Reimbursement.........................................................................39

4.       [RESERVED]..............................................................................................40

5.       MARGIN ADJUSTMENTS......................................................................................40
         5.1      Margin Adjustments.............................................................................40
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
6.       CONDITIONS..............................................................................................40
         6.1      Execution of Notes and this Agreement..........................................................41
         6.2      Corporate Authority............................................................................41
         6.3      Collateral Documents and Guaranty..............................................................41
         6.4      Lessors' Acknowledgments.......................................................................42
         6.5      Lien Searches..................................................................................42
         6.6      Pro Forma Balance Sheet and Projections........................................................42
         6.7      Insurance......................................................................................42
         6.8      Compliance with Certain Documents and Agreements...............................................42
         6.9      Opinion of Counsel.............................................................................42
         6.10     Borrowers' Certificate.........................................................................42
         6.11     Payment of Fees................................................................................43
         6.12     Financial Statements...........................................................................43
         6.13     Continuing Conditions..........................................................................43

6.A.     ADDITIONAL CONDITIONS...................................................................................43
         6.A.1    Effective Date.................................................................................43
         6.A.2    Smartflex Acquisition Documents................................................................44
         6.A.3    No Material Change.............................................................................44
         6.A.4    Approval of Tender Offer by Smartflex's Board of Directors.....................................44
         6.A.5    Tender Offer Made in Accordance with Applicable Law............................................44
         6.A.6    Borrowings to Fund Purchase of Shares..........................................................44

7.       REPRESENTATIONS AND WARRANTIES..........................................................................45
         7.1      Company Authority..............................................................................45
         7.2      Due Authorization - Borrowers..................................................................45
         7.3      Due Authorization - Guarantors.................................................................46
         7.4      Liens..........................................................................................46
         7.5      Taxes..........................................................................................46
         7.6      No Defaults....................................................................................46
         7.7      Enforceability of Agreement and Loan Documents -- Borrowers....................................46
         7.8      Enforceability of Loan Documents -- Guarantors.................................................47
         7.9      Compliance with Laws...........................................................................47
         7.10     Non-contravention -- Borrowers.................................................................47
         7.11     Non-contravention -- Guarantors................................................................47
         7.12     No Litigation..................................................................................47
         7.13     Consents, Approvals and Filings, Etc...........................................................48
         7.14     [RESERVED].....................................................................................48
         7.15     No Investment Company or Margin Stock..........................................................48
         7.16     ERISA..........................................................................................49
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
         7.17     Conditions Affecting Business or Properties....................................................49
         7.18     Environmental and Safety Matters...............................................................49
         7.19     Subsidiaries...................................................................................50
         7.20     Accuracy of Information........................................................................50
         7.21     Labor Relations................................................................................50
         7.22     Solvency.......................................................................................50
         7.23     Ownership......................................................................................51
         7.24     Year 2000 Requirement..........................................................................51

8.       AFFIRMATIVE COVENANTS...................................................................................51
         8.1      Financial Statements...........................................................................51
         8.2      Certificates; Other Information................................................................52
         8.3      Payment of Obligations.........................................................................53
         8.4      Conduct of Business and Maintenance of Existence...............................................53
         8.5      Maintenance of Property; Insurance.............................................................53
         8.6      Inspection of Property; Books and Records, Discussions.........................................53
         8.7      Notices........................................................................................54
         8.8      Hazardous Material Laws........................................................................55
         8.9      Funded Debt Ratio..............................................................................55
         8.10     Consolidated Net Worth.........................................................................55
         8.11     Fixed Charge Coverage Ratio....................................................................55
         8.12     Taxes..........................................................................................56
         8.13     Governmental and Other Approvals...............................................................56
         8.14     Compliance with ERISA..........................................................................56
         8.15     ERISA Notices..................................................................................56
         8.16     Future Subsidiaries; Additional Collateral.....................................................56
         8.17     Further Assurances.............................................................................57
         8.18     Security.......................................................................................57
         8.19     Defense of Collateral..........................................................................57
         8.20     Merger.........................................................................................57
         8.21     Use of Proceeds................................................................................57

9.       NEGATIVE COVENANTS......................................................................................58
         9.1      Limitation on Debt.............................................................................58
         9.2      Limitation on Liens............................................................................58
         9.3      Limitation on Guarantee Obligations............................................................59
         9.4      Acquisitions...................................................................................59
         9.5      Limitation on Mergers or Sale of Assets........................................................59

9.6      Restricted Payments.....................................................................................60

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
         9.7      Limitation on Capital Expenditures.............................................................60
         9.8      Limitation on Investments, Loans and Advances..................................................60
         9.9      Transactions with Affiliates...................................................................61
         9.10     Sale and Leaseback.............................................................................61
         9.11     Limitation on Negative Pledge Clauses..........................................................62
         9.12     Prepayment of Debts............................................................................62
         9.13     Modification of Smartflex Acquisition Documents................................................62

10.      DEFAULTS................................................................................................62
         10.1     Events of Default..............................................................................62
         10.2     Exercise of Remedies...........................................................................64
         10.3     Rights Cumulative..............................................................................65
         10.4     Waiver by Borrowers of Certain Laws............................................................65
         10.5     Waiver of Defaults.............................................................................65
         10.6     Set Off........................................................................................65

11.      PAYMENTS, RECOVERIES AND COLLECTIONS....................................................................66
         11.1     Payment Procedure..............................................................................66
         11.2     Application of Proceeds of Collateral..........................................................67
         11.3     Letter of Credit Liabilities...................................................................68
         11.4     Pro-rata Recovery..............................................................................68

12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS........................................................68
         12.1     Reimbursement of Prepayment Costs..............................................................68
         12.2     Eurocurrency Lending Office....................................................................69
         12.3     Circumstances Affecting Eurocurrency-based Rate Availability...................................69
         12.4     Laws Affecting Eurocurrency-based Advance Availability.........................................70
         12.5     Increased Cost of Eurocurrency-based Advances..................................................70
         12.6     Capital Adequacy and Other Increased Costs.....................................................71
         12.7     Substitution of Banks..........................................................................72
         12.8     Right of Banks to Fund through Branches and Affiliates.........................................73

13.      AGENT...................................................................................................73
         13.1     Appointment of Agent...........................................................................73
         13.2     Deposit Account with Agent.....................................................................73
         13.3     Scope of Agent's Duties........................................................................73
         13.4     Successor Agent................................................................................74
         13.5     Agent in its Individual Capacity...............................................................75
         13.6     Credit Decisions...............................................................................75
         13.7     Agent's Fees...................................................................................75
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
         13.8     Authority of Agent to Enforce Notes and This Agreement.........................................75
         13.9     Indemnification................................................................................75
         13.10    Knowledge of Default...........................................................................76
         13.11    Agent's Authorization; Action by Banks.........................................................76
         13.12    Enforcement Actions by the Agent...............................................................76
         13.13    Collateral Matters.............................................................................77

14.      MISCELLANEOUS...........................................................................................77
         14.1     Accounting Principles..........................................................................77
         14.2     Consent to Jurisdiction........................................................................77
         14.3     Law of Michigan................................................................................78
         14.4     [Reserved].....................................................................................78
         14.5     Closing Costs and Other Costs; Indemnification.................................................78
         14.6     Notices........................................................................................79
         14.7     Further Action.................................................................................80
         14.8     Successors and Assigns; Participations; Assignments............................................80
         14.9     Indulgence.....................................................................................83
         14.10    Counterparts...................................................................................83
         14.11    Amendment and Waiver...........................................................................83
         14.12    Confidentiality................................................................................84
         14.13    Withholding Taxes..............................................................................84
         14.14    Taxes and Fees.................................................................................84
         14.15    WAIVER OF JURY TRIAL...........................................................................85
         14.16    Interest.......................................................................................85
         14.17    Complete Agreement; Conflicts..................................................................85
         14.18    Severability...................................................................................86
         14.19    Table of Contents and Headings.................................................................86
         14.20    Construction of Certain Provisions.............................................................86
         14.21    Independence of Covenants......................................................................86
         14.22    Reliance on and Survival of Various Provisions.................................................86
         14.23    Merger Agreement; Effect.......................................................................86
         14.24    Joint and Several Liability of Borrowers and Related Matters...................................87
         14.25    Complete Agreement; Amendment and Restatement..................................................89
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SCHEDULES
         Schedule 1.1                       Applicable Margin
         Schedule 1.2                       Percentages
         Schedule 6.3(b)                    List of Jurisdictions in which to file financing statements
         Schedule 6.4                       Leased Property
         Schedule 7.9                       Compliance with Laws
         Schedule 7.12                      Litigation
         Schedule 7.13                      Consents, Approvals, Filings
         Schedule 7.16                      Employee Pension Benefit Plans
         Schedule 7.18                      Environmental Matters
         Schedule 7.19                      Subsidiaries
         Schedule 7.20                      Contingent Obligations
         Schedule 7.23                      Ownership Interests
         Schedule 9.1                       Existing Debt
         Schedule 9.2                       Permitted Liens
         Schedule 9.3                       Guarantee Obligations
         Schedule 9.8                       Existing Investments
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                                TABLE OF CONTENTS
                                   (Continued)


EXHIBITS

         A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

         B        FORM OF REVOLVING CREDIT NOTE

         C        FORM OF NOTICE OF LETTERS OF CREDIT

         D        FORM OF REQUEST FOR SWING LINE ADVANCE

         E        FORM OF SWING LINE NOTE

         F        FORM OF SWING LINE PARTICIPATION CERTIFICATE

         G        FORM OF INTERCOMPANY NOTE

         H        FORM OF COVENANT COMPLIANCE REPORT

         I        FORM OF ASSIGNMENT AGREEMENT

         J        FORM OF GUARANTY

         K        FORM OF PLEDGE AGREEMENT

         L        FORM OF SECURITY AGREEMENT


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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made as of the 24th day of August, 1999, by and among Comerica Bank and the other financial institutions from time to time parties hereto as lenders of the Revolving Credit (individually, "Revolving Credit Bank", and collectively "Revolving Credit Banks"), Comerica Bank, as bank of the Swing Line Credit ("Swing Line Bank" and together with the Revolving Credit Banks, collectively referred to as the "Banks") Comerica Bank, as agent for the Banks (in such capacity, "Agent"), Saturn Electronics & Engineering, Inc., a Michigan corporation ("Company" and sometimes a "Borrower"), Saturn Manufacturing Co., an Ohio corporation ("Manufacturing" and sometimes a "Borrower"), and SSI Acquisition Corp., a Delaware corporation ("Newco" and sometimes a "Borrower").

         COMPANY, NEWCO, MANUFACTURING, AGENT AND BANKS AGREE:

         A. The Company has requested that the Banks extend to it credit and letters of credit as previously extended to it by Comerica Bank under that certain Credit Agreement dated as of September 20, 1995, by and between the Company and Comerica Bank (as amended, the "Prior Credit Agreement") on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid, but only upon the terms and conditions set forth in this Agreement.

         C. This Agreement shall constitute an amendment to and restatement in its entirety of the Prior Credit Agreement as provided in Section 14.25 hereof.

1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account" shall mean any account or account receivable as defined in the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be a Borrower or a Guarantor with the counter signature of a Borrower) as named in an application to the Agent for the issuance of such Letter of Credit.

         "Additional Tender Offer Documents" shall mean all amendments and schedules to, and documents related to, the Tender Offer Documents filed with the Securities and Exchange Commission or distributed to the shareholders of Smartflex by the Company and its Subsidiaries or Smartflex and its Subsidiaries in connection with the Tender Offer and the Merger.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by a Borrower and made by the Revolving Credit Banks under Section 2.1 or requested by a Borrower and made by the Swing Line Bank under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof, any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance, a Prime-based Advance, a Quoted Rate Advance and a Swing Line Advance.

         "Affected Bank" shall have the meaning set forth in Section 12.7.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Company's Affiliates.

         "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section
13.4 hereof.

         "Agent's Fees" shall mean those agency and other fees and expenses required to be paid by Company to Agent under Section 13.7 hereof.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Annualized" shall mean with respect to each of Consolidated EBITDA, Consolidated EBITDAR and Consolidated Fixed Charges, (a) for the Measuring Periods ending on December 31, 1999, March 31, 2000 and June 30, 2000, Consolidated EBITDA, Consolidated EBITDAR and Consolidated Fixed Charges, as applicable, for such Measuring Period multiplied by four (4), two (2) and one and one-third (1-1/3), respectively, and (b) for each Measuring Period ending thereafter, Consolidated EBITDA, Consolidated EBITDAR and Consolidated Fixed Charges, as applicable, for such Measuring Period.

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.


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         "Applicable Interest Rate" shall mean (i) in respect of a Revolving
Credit Advance, the Eurocurrency-based Rate or the Prime-based Rate, applicable to such Advance or such amount (in the case of a Eurocurrency-based Advance, for the relevant Interest Period), (ii) in respect of a Swing Line Advance, the Prime-based Rate or the Quoted Rate, applicable to such Advance, for the relevant Interest Period, as selected by the Borrowers from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin determined in accordance with the provisions of Section 5.1 hereof by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

         "Asset Sale" shall mean the sale, transfer or other disposition by any Borrower or any Subsidiary of any asset to any Person (other than sales, transfers or other dispositions of inventory in the ordinary course of business and sales, transfers or other dispositions of obsolete or damaged assets).

         "Authorized Representative" is defined in Section 2.3 hereof.

         "Banks" shall mean Comerica Bank ("Comerica") and such other financial institutions from time to time parties hereto as lenders and shall include the Revolving Credit Banks and the Swing Line Bank and any assignee which becomes a Bank pursuant to Section 14.8 hereof.

         "Blocked Commitment" shall mean (i) for the period from and including the Effective Date through but not including the earlier of (x) the Smartflex Acquisition Date and (y) Smartflex Expiration Date, $70,000,000 and (ii) for the period thereafter, $0.

         "Borrower" is defined in the Preamble; and shall include the Company, Manufacturing and Newco; and "Borrowers" shall mean the Company, Manufacturing, Newco, and any of them.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, London and New York.

         "Capital Expenditures" shall mean, without duplication, any amounts accrued in respect of a period in respect of any purchase or other acquisition for value of fixed or capital assets; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.



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         "Capitalized Lease Obligation" shall mean the discounted present value of the rental obligations of any Person under any Capitalized Lease, determined in accordance with GAAP.

         "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the Loan Documents, or otherwise.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement(s) and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Borrowers or any Guarantor in favor of the Agent for the benefit of the Banks and delivered to the Agent, as security for the Indebtedness, in each case as of the Effective Date or, from time to time, subsequent thereto, in connection with such Security Agreement, Pledge Agreement, this Agreement, the other Loan Documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Company" is defined in the Preamble.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Consolidated Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Taxes and Consolidated depreciation and amortization for such period.

         "Consolidated EBITDAR" shall mean, for any period, Consolidated EBITDA for such period, plus, to the extent deducted in determining Consolidated Net Income, Consolidated Rental Payments for such period.

         "Consolidated Fixed Charges" shall mean for any period, the sum of (i) Consolidated Interest Expense for such period, (ii) all Consolidated Rental Payments for such period, and (iii) the sum of all regularly scheduled payments (whether paid or payable) falling due during such


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period on Funded Debt of Company and its Consolidated Subsidiaries having a maturity date of more than one year from the due date of such payment(s).

         "Consolidated Funded Debt" shall mean as of any date of determination thereof, all Funded Debt of the Company and its Consolidated Subsidiaries.

         "Consolidated Income Taxes" shall mean for any period the aggregate amount of taxes based on income or profits for such period of the operations of Company and its Consolidated Subsidiaries determined in accordance with GAAP (to the extent such income and profits were included in computing Consolidated Net Income).

         "Consolidated Interest Expense" shall mean for any period the aggregate gross interest expense (including amortization of original issue discount and the interest component of Capitalized Lease Obligations) of Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

         "Consolidated Net Income" shall mean for any period the Net Income of Company and its Consolidated Subsidiaries for such period but excluding in any event:

                  (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses;

                  (ii) net earnings of any Person (other than a Consolidated Subsidiary) in which the Company or a Subsidiary has an ownership interest, unless such net earnings shall have been actually received by the Company or a Subsidiary in the form of cash distributions; and

                  (iii) extraordinary items as defined by GAAP.

         "Consolidated Net Worth" shall mean as of any date all amounts that would be included under stockholders' equity on a Consolidated balance sheet of Company and its Consolidated Subsidiaries determined in accordance with GAAP.

         "Consolidated Rental Payments" shall mean for any period all rental payments paid in cash by Company and its Consolidated Subsidiaries in respect of operating leases, as determined in accordance with GAAP.

         "Consolidated Subsidiary(ies)" shall mean those Subsidiaries of Company which are treated as Consolidated for purposes of GAAP, but excluding Saturn Texas.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.


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         "Covenant Compliance Report" shall mean the report to be furnished by the Borrowers to the Agent pursuant to Section 8.2(a) hereof, substantially in the form of attached Exhibit H and certified by a Responsible Officer, in which report Borrowers shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections 8.9 through 8.11 of this Agreement.

         "Debt" shall mean the sum of the following, without duplication (a) all Funded Debt of a Person, (b) all liabilities secured by any consensual lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (c) all Guarantee Obligations of such Person, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person and (e) interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person.

         "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any direct or indirect Subsidiary incorporated under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof.

         "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 6.1 through 6.12 have been satisfied.

         "Eligible Foreign Subsidiary" shall mean any Foreign Subsidiary owned by the Company or Smartflex on the Effective Date, and whose capital stock and other equity interests are pledged to the Agent and the Banks pursuant to a Foreign Share Pledge.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         "Eurocurrency-based Advance" shall mean an Advance which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean, with respect to any Eurocurrency-Interest Period, the per annum interest rate which is equal to the sum of the Margin plus the quotient of:

         (A) the per annum interest rate at which deposits in eurodollars are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurodollar market in an amount comparable to the relevant Eurocurrency-based Advance and for a period


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                  equal to the relevant Eurocurrency-Interest Period at
                  approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

         (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurocurrency-Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Eurocurrency-Interest Period" shall mean the Interest Period applicable to a Eurocurrency-based Advance.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at Grand Cayman, British West Indies, or such other branch or branches of Agent, domestic or foreign, as it may hereafter designate as a Eurocurrency Lending Office by notice to Company and the Banks, and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the Agent's Administrative Detail Reply Form (on file with Agent, copies of which have been delivered to Company) and identified thereon as a Eurocurrency Lending Office, or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         "Event of Default" shall mean each of the Events of Default specified in Section 10.1 hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Fees" shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees, the Agent's Fees, and the other fees and charges payable by the Borrowers to the Banks or Agent hereunder.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of each fiscal quarter, the ratio of (a) Annualized Consolidated EBITDAR for the Measuring Period ending on such date to (b) Annualized Consolidated Fixed Charges for such Measuring Period.

         "Foreign Share Pledge" shall mean such domestic or local law share pledge(s) as shall be advisable or necessary under applicable local law to create and perfect liens on the share capital of the Foreign Subsidiaries and securing the Indebtedness (subject to Section 956 of the Internal Revenue Code).

         "Foreign Subsidiary" shall mean any Subsidiary other than the Domestic Subsidiaries.

         "Funded Debt" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases and (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person.

         "Funded Debt Ratio" shall mean, as of the last day of each fiscal quarter, the ratio of (a) Consolidated Funded Debt as of such date to (b) Annualized Consolidated EBITDA for the Measuring Period ending on such date.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

         "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") (a) any obligation of the guaranteeing person or (b) any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Guarantors" shall mean each Subsidiary of the Company which is required by the Banks to guarantee the obligations of the Borrowers hereunder and under the other Loan Documents.

         "Guaranty" shall mean that certain unconditional guaranty of all outstanding Indebtedness in the form of Exhibit J, executed and delivered (or to be executed and delivered) by each of the Guarantors (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, as amended from time to time.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

         "Hedging Transaction" shall mean any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction or any other similar transaction (including any option with respect to any of such transactions and any combination of any of the foregoing) entered into by any of the Borrowers from time to time as otherwise permitted under this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Revolving Credit Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees and other charges arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any of the Borrowers or any Subsidiary to any of the Banks or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, or under any Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by any of the Borrowers or any Subsidiary to, any of the Banks or Affiliates thereof or to the Agent (and which shall be deemed to include any liabilities of any of the Borrowers or any Subsidiary to any Bank arising in connection with account overdrafts), and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, all net obligations of Borrowers and their respective Subsidiaries with respect to any Hedging Transactions (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Borrower or such Subsidiary at the most recent fiscal quarter end in connection with the termination of such Interest Rate Protection Agreement at such fiscal quarter end), and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Borrowers and the Subsidiaries (whether direct or contingent) shall be determined without duplication.

         "Initial Public Offering" shall mean an initial public offering of the capital stock of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

         "Initial Tender Funding Date" shall mean the date on which the conditions precedent in Section 6.A. shall have been satisfied, which date shall be not later than the date which is 30 days after the Effective Date.

         "Insolvency Proceeding" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, administration or relief of debtors, or (b) any general assignment for the benefit of creditors, arrangement, compromise, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

         "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by a Borrower to any other Borrower, or by a Borrower to any Guarantor, or by any Guarantor to a Borrower or to any other Guarantor, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness and is funded under and evidenced by the Intercompany Note issued by the applicable obligor.

         "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by a Borrower to any other Borrower or by a Borrower or any Guarantor (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Guarantor (or by any Guarantor to a Borrower).

         "Intercompany Notes" shall mean the promissory notes substantially in the form of Exhibit G attached hereto issued or to be issued by a Borrower or a Guarantor to evidence an Intercompany Loan.

         "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, one (1), two (2), three (3) or six (6) months (or any lesser or greater number of days agreed to in advance by applicable Borrower, Agent and the Majority Banks) as selected by the applicable Borrower pursuant to Section 2.3, provided, however, that any Eurocurrency-Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (b) with respect to a Swing Line Advance, shall mean a period of one (1) to thirty (30) days agreed to in advance by the applicable Borrower and the Swing Line Bank as selected by the applicable Borrower. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and no Interest Period which would end after the Revolving Credit Maturity Date shall be permitted with respect to any Advance.

         "Interest Rate Protection Agreement" shall mean any Hedging Transaction entered into between a Borrower and a Bank or an Affiliate of a Bank.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

         "Issuing Bank" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder.

         "Issuing Office" shall mean Issuing Bank's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan or such other office as Issuing Bank shall designate as its Issuing Office.

         "Joinder Agreement" shall mean a joinder agreement in the form attached as Exhibit A to the form of the Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 8.16 of this Agreement.

         "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party pursuant to Article 3 hereof.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of the Account Party, as amended from time to time.

         "Letter of Credit Documents" is defined in Section 3.7.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the account of the Revolving Credit Banks in connection with Letters of Credit pursuant to Section 3.4 hereof.

         "Letter of Credit Maximum Amount" shall mean Five Million Dollars ($5,000,000).

         "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Borrowers as of such date.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Collateral Documents, the Guaranty, and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

         "Loan Parties" shall mean collectively the Borrowers and the Guarantors, and "Loan Party" shall mean any one of them, as the context indicates or otherwise requires.

         "Majority Banks" shall mean (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, at any time Banks holding not less than 66-2/3% of the aggregate principal amount of the Revolving Credit Aggregate Commitment, and (b) if the Revolving Credit Aggregate Commitment has been terminated, at any time Banks holding not less than 66- 2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line Note or under any Letter of Credit shall be allocated among the Revolving Credit Banks based on their respective Percentages).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of the Borrowers and their respective Subsidiaries taken as a whole, which impairs the ability of the Borrowers and their respective Subsidiaries to perform their respective obligations under this Agreement, the Notes or any other Loan Document when due or required to be performed to which either of them is a party, or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "Measuring Period" shall mean (a) for the fiscal quarter ending on December 31, 1999, the period beginning on October 1, 1999 and ending on December 31, 1999, (b) for the fiscal quarter ending on March 31, 2000, the period beginning on October 1, 1999 and ending on March 31, 2000, (c) for the fiscal quarter ending on June 30, 2000 the period beginning on October 1, 1999 and ending on June 30, 2000, and (d) for the fiscal quarter ending on September 30, 2000, and each quarter ending thereafter, the four fiscal quarters then ending.

         "Merger" shall mean the merger of Newco with and into Smartflex in accordance with the Merger Agreement, such that Smartflex is the surviving corporation and is a Subsidiary of the Company.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated July 6, 1999, among the Company, Newco and Smartflex.

         "Merger Date" shall mean the date upon which the Merger is consummated and is effective.

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" of any Person for any period shall mean the net income
(loss) of such Person for such period, determined in accordance with GAAP.

         "Newco" is defined in the preamble.

         "Notes" shall mean the Revolving Credit Notes and the Swing Line Note as the context may indicate or otherwise require.

         "Percentage" shall mean with respect to each Revolving Credit Bank, its percentage share, as set forth on Schedule 1.2, of the Revolving Credit and its risk participation in Letters of Credit and in any outstanding Swing Line Advances, as such Schedule may be revised from time to time by Agent in accordance with Section 14.8.

         "Permitted Acquisition" shall mean any acquisition by any Borrower or any Subsidiary of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which satisfies and/or is conducted in accordance with the following requirements:

         (a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrowers, or is engaged in a business using systems or techniques not unlike those of the Borrowers or any Subsidiary;

         (b) Both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing;

         (c) Based upon financial statements of the business or Person being acquired in a form reasonably satisfactory to the Agent and the Banks, the Borrowers have demonstrated that on a pro forma basis after giving effect to such acquisition, they will continue to comply with all of the terms and conditions of this Agreement and the other Loan Documents for a period of not less than three years following the date of such acquisition;

         (d) The Board of Directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved; and

         (e) The total consideration paid by the Borrowers or any Subsidiary in connection with such acquisition (including cash payments and all indebtedness incurred or assumed) and any other acquisition during the same calendar year shall not exceed Twenty Five Million Dollars ($25,000,000).

         "Permitted Investments" shall mean:

                  (a) Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

                  (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

         "Permitted Liens" shall mean:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in an aggregate amount not to exceed $100,000 at any one time or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business; and

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or any Subsidiary.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pledge Agreement" shall mean the pledge agreement substantially in the form of Exhibit K, executed and delivered in favor of the Agent, as amended or otherwise modified from time to time.

         "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean, for any day, that per annum rate of interest which is equal to the sum of the Applicable Margin, plus the greater of
(i) the Prime Rate, or (ii) the Alternate Base Rate.

         "Purchasing Bank" shall have the meaning set forth in Section 12.7.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally recognized statistical rating organization which is acceptable to the Agent.

         "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement.

         "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by a Borrower under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

         "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by a Borrower under Section 2.5(c) of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified.

         "Requirement of Law" shall mean as to any Person, the articles or certificate of incorporation and code of regulations or bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, with respect to any corporation, the chief executive officer, the chief operating officer or the president of such corporation, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer or the treasurer of such corporation, or any other officer having substantially the same authority and responsibility.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Borrowers by the Revolving Credit Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Advance" shall mean a borrowing requested by the Borrowers and made by the Revolving Credit Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

         "Revolving Credit Banks" shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.

         "Revolving Credit Aggregate Commitment" shall mean One Hundred Twenty-Five Million Dollars ($125,000,000), subject to reduction or termination under Section 2.13, 2.16 or 10.2 hereof.

         "Revolving Credit Available Commitment" shall mean, at any time, the Revolving Credit Aggregate Commitment minus the Blocked Commitment, if any, at such time.

         "Revolving Credit Facility Fee" shall mean the fees payable to Agent for distribution to the Revolving Credit Banks pursuant to Section 2.12 hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) August 9, 2002, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.8 or Section 10.2 hereof.

         "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by the Borrowers to each of the Revolving Credit Banks in the form annexed to this Agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

         "Saturn Texas" shall mean Saturn Electronics Texas, L.L.C., a Texas limited liability company, and any Subsidiary thereof.

         "Security Agreement" shall mean the Security Agreement executed and delivered by each Borrower and each Guarantor in favor of the Agent substantially in the form of Exhibit L, as amended or otherwise modified from time to time.

         "Shares" shall mean the issued and outstanding common stock of Smartflex.

         "Smartflex" shall mean Smartflex Systems, Inc.

         "Smartflex Acquisition" shall mean the acquisition of the issued and outstanding capital stock of Smartflex pursuant to the Smartflex Acquisition Documents, and in accordance with the Smartflex Acquisition Documents.

         "Smartflex Acquisition Date" shall mean the date on which the Tender Offer becomes effective in accordance with the term and conditions of the Tender Offer Documents and applicable Requirements of Law.

         "Smartflex Acquisition Documents" shall mean the Tender Offer Documents, the Additional Tender Offer Documents, and the Merger Agreement.

         "Smartflex Expiration Date" shall mean October 31, 1999.

         "Subsidiary(ies)" shall mean any corporation, association, joint stock company, business trust limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies) and shall include, but not be limited to, Manufacturing, Newco, and, after the Smartflex Acquisition Date, Smartflex; provided, however, in no case shall Saturn Texas be considered to be a Subsidiary for any purpose of this Agreement.

         "Swing Line" shall mean the revolving credit loan to be advanced to the Borrowers by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to any Borrower pursuant to Section 2.5 hereof.

         "Swing Line Bank" shall mean Comerica, in its capacity as lender under
Section 2.5 of this Agreement, and its successors and assigns.

         "Swing Line Maximum Amount" shall mean Five Million Dollars
($5,000,000).

         "Swing Line Note" shall mean the swing line note described in Section 2.5(a) hereof, made by each of the Borrowers to Swing Line Bank in the form annexed hereto as Exhibit E, as such Note may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "Tender Offer" shall mean the tender offer by Newco for all of the issued and outstanding shares of common stock of Smartflex and the purchase of the Tendered Shares in accordance with the terms and conditions of the Tender Offer Documents.

         "Tender Offer Documents" shall mean, collectively, the tender offer statement on Schedule 14D-1 and Schedule 13D, dated July 14, 1999, filed by Newco, the Company, and Wallace K. Tsuha, Jr. with the Securities and Exchange Commission, together with all exhibits thereto, including the Offer to Purchase, and the solicitation/recommendation statement on Schedule 14D-9, dated July 14, 1999, filed by Smartflex with the Securities and Exchange Commission, in each case, as in effect on the date hereof and as amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 9.14.

         "Tendered Shares" shall mean the Shares tendered pursuant to the Tender Offer and not validly withdrawn.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise the Uniform Commercial Code as in effect in the State of Michigan.

2.       REVOLVING CREDIT

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Bank severally and for itself alone agrees to make Advances of the Revolving Credit to the Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding such Revolving Credit Bank's Percentage of the Revolving Credit Available Commitment then in effect. All of such Advances hereunder shall be evidenced by the Revolving Credit Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

         2.2 Accrual of Interest and Maturity. Each Borrower hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Bank the then unpaid principal amount of each Revolving Credit Note (plus all accrued and unpaid interest) of such Revolving Credit Bank to such Borrower on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records may be kept electronically and which will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve the Borrowers of their obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         2.3 Requests for and Refundings and Conversions of Advances. Any Borrower may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by a person previously authorized (in a writing delivered to the Agent by the Borrowers) to execute such Request, subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Revolving Credit Advance shall set forth the information required in the Request for Revolving Credit Advance, including without limitation:

                         (i) the proposed date of such Advance, which must be a Business Day;

                        (ii) whether such Advance is a refunding or conversion of an outstanding Advance; and

                       (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime- based Advance, the first Interest Period applicable thereto.

                  (b) each such Request for Revolving Credit Advance shall be delivered to Agent by noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 p.m. (Detroit time) on such proposed date for Advances;

                  (c) on the proposed date of such Revolving Credit Advance, after giving effect to all Advances and all Letters of Credit requested by any of the Borrowers on such date of determination, the sum of (x) the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line on such date plus (y) the outstanding Letter of Credit Obligations on such date shall not exceed the then applicable Revolving Credit Available Commitment; provided however, that, in the case of any Advance being applied to refund an outstanding Advance, the aggregate principal amount of such Advances to be refunded shall not be included for purposes of calculating availability under this Section 2.3(c);

                  (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $250,000;

                  (e) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least $2,000,000 (or a larger integral multiple of $500,000) and at any one time there shall not be in effect more than four (4) Applicable Interest Rates and Interest Periods;

                  (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by the Borrowers;

                  (g) each Request for Revolving Credit Advance shall constitute a certification by the applicable Borrower, as of the date thereof that:

                         (i) both before and after such Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of such Loan Parties;

                        (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                       (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                        (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                         (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of the Loan Parties.

         Agent, acting on behalf of the Revolving Credit Banks, may, at its option, lend under this Section 2 upon the telephone request of a person (an "Authorized Representative") previously authorized (in a writing delivered to the Agent) by the Borrowers to make such requests and, in the event Agent, acting on behalf of the Revolving Credit Banks, makes any such Advance upon a telephone request, the Authorized Representative shall fax to Agent, on the same day as such telephone request, a Request for Advance. The Borrowers hereby authorize Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be an Authorized Representative. Notwithstanding the foregoing, each of the Borrowers acknowledges that the Borrowers shall bear all risk of loss resulting from disbursements made upon any telephone request by any person purporting to be an Authorized Representative. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4      Disbursement of Advances.

                  (a) Upon receiving any Request for Revolving Credit Advance from a Borrower under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Revolving Credit Bank pursuant to its Percentage of such Advance. Unless such Revolving Credit Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Bank shall make available the amount of its Percentage of each Advance in immediately available funds to Agent, at the office of Agent located at One Detroit

         Center, 500 Woodward Avenue, Detroit, Michigan 48226 not later than 3:00 p.m. (Detroit time) on the date of such Advance.

                  (b) Subject to submission of an executed Request for Revolving Credit Advance by the applicable Borrower without exceptions noted in the compliance certification therein, Agent shall make available to such Borrower the aggregate of the amounts so received by it from the Revolving Credit Banks in like funds, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance by credit to an account of such Borrower maintained with Agent or to such other account or third party as such Borrower may reasonably direct.

                  (c) Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Bank to such Revolving Credit Bank or upon its order. Unless Agent shall have been notified by any Revolving Credit Bank prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Bank does not intend to make available to Agent such Revolving Credit Bank's Percentage of such Advance, Agent may assume that such Revolving Credit Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Revolving Credit Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank. If such Revolving Credit Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify the Borrowers, and the Borrowers shall pay such amount to Agent. Agent shall also be entitled to recover from such Revolving Credit Bank or the Borrowers, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to such Borrower, to the date such amount is recovered by Agent, at a rate per annum equal to:

                         (i) in the case of such Revolving Credit Bank, for the first two (2) Business Days such amount remains unpaid, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

                        (ii) in the case of any Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

         2.5 Swing Line Advances. (a) The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) and 2.5(e) hereof), make one or more advances (each such advance being a "Swing Line Advance") to any Borrower, from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an amount not to exceed at any time outstanding the Swing Line Maximum Amount. All Swing Line Advances shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by the Borrowers on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Revolving Credit Bank's commitment to make Revolving Credit Advances based upon its Percentage.

                  (b) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Swing Line Bank's account maintained pursuant to
Section 2.5(a), which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not relieve applicable Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

                  (c) Requests for Swing Line Advances. A Borrower may request a Swing Line Advance only after the delivery to Swing Line Bank of a Request for Swing Line Advance executed by a person authorized (in a writing a copy of which has been previously delivered to the Agent) by Borrowers to make such requests, subject to the following and to the remaining provisions hereof:

                         (i) each such Request for Swing Line Advance shall set forth the information required in the Request for Advance, including without limitation:

                                  (A) the proposed date of such Swing Line
                  Advance, which must be a Business Day;

                                  (B) whether such Swing Line Advance is to be a
                  Prime-based Advance or a Quoted Rate Advance; and

                                  (C) in the case of a Quoted Rate Advance, the
                           duration of the Interest Period applicable thereto.

                        (ii) on the proposed date of such Swing Line Advance, after giving effect to all Swing Line Advances requested by any of the Borrowers on such date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount.

                       (iii) on the proposed date of such Swing Line Advance, after giving effect to all Advances and Letters of Credit requested by any of the Borrowers on such date of determination, the sum of (x) the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line on such date plus (y) the outstanding Letter of Credit Obligations on such date shall not exceed the then applicable Revolving Credit Available Commitment;

                        (iv) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Fifty Thousand Dollars ($50,000);

                         (v) in the case of a Quoted Rate Advance, the principal amount of such Swing Line Advance plus any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be, at least Fifty Thousand Dollars ($50,000) (or a larger integral multiple of Fifty Thousand Dollars ($50,000)), and at any one time there shall not be in effect more than four (4) Applicable Interest Rates and Interest Periods;

                        (vi) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank by noon (Detroit time) on the proposed date of the Advance;

                       (vii) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall be irrevocable by the Borrowers, and shall constitute and include a certification by the applicable Borrower as of the date thereof that:

                           (A) both before and after such Swing Line Advance,
                  the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents, are valid, binding and enforceable obligations of such Loan Parties;

                           (B) all conditions to the making of Swing Line
                  Advances have been satisfied (both before and after giving effect to such Advance);

                           (C) both before and after the making of such Swing
                  Line Advance, there is no Default or Event of Default in existence; and

                           (D) both before and after such Swing Line Advance,
                  the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects.

Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Advance received hereunder.

              (d) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by a Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to the applicable Borrower the amount so requested, in like funds and currencies, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of the applicable Borrower maintained with Agent or to such other account or third party as the applicable Borrower may reasonably direct in writing.

Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

              (e)    Refunding of or Participation Interest in Swing Line
Advances.

                   (i) The Agent, at any time in its sole and absolute discretion, may on behalf of the applicable Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each of the Revolving Credit Banks (including the Swing Line Bank in its capacity as a Revolving Credit Bank) to make an Advance of the Revolving Credit to such Borrower, in an amount equal to such Revolving Credit Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding on the date such notice is given (the "Refunded Swing Line Advances"); provided however that Swing Line Advances which are carried at the Quoted Rate which are converted to Revolving Credit Advances at the request of the Agent at a time when no Default or Event of Default has occurred and is continuing, shall not be subject to Section 12.1 and no losses, costs or expenses may be assessed by the Swing Line Bank against any Borrower or the Revolving Credit Banks as a consequence of such conversion. In the case of each Refunded Swing Line Advance the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the Borrowers for any unpaid interest or fees in respect thereof. Unless any of the events described in Section 10.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Revolving Credit Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 11.1 hereof.

                   (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 10.1(j) hereof shall have occurred, each Revolving Credit Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Revolving Credit Bank within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Revolving Credit Bank a Swing Line Participation Certificate in the form of Exhibit F evidencing such participation.

                   (iii) Each Revolving Credit Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Bank may have against Swing Line Bank, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person; (iv) any breach of this Agreement by any Borrower or any other Person; (v) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; (vi) the termination of the Revolving Credit Aggregate Commitment hereunder; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances.

         Notwithstanding the foregoing however, no Revolving Credit Bank shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of the Swing Line Advance by the Swing Line Bank, the Agent had obtained actual knowledge that an Event of Default had occurred and was continuing; provided, however that the obligation of the Revolving Credit Banks to make such Revolving Credit Advances shall be reinstated upon the date of which such Event of Default has been waived by the requisite Revolving Credit Banks, as applicable.

         2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly in arrears commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance of the Revolving Credit or Swing Line Advance, as the case may be, is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.7 Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.

         (a) Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at the Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

         (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

         2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.9 Interest on Default. In the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 10.1(a), 10.1(b) or 10.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit and Quoted Rate Advances from time to time outstanding (and all other monetary obligations of the Borrowers hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

         2.10 Prepayment of Revolving Credit Advances. (a) The Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least Two Hundred Fifty Thousand Dollars ($250,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000). The Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than two (2) Business Days' notice to Agent) provided that the amount of any such partial prepayment shall be Five Hundred Thousand Dollars ($500,000), after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Five Hundred Thousand Dollars ($500,000); provided further, however that if the prepayment of a Eurocurrency-based Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance, then, pursuant to Section 12.1, the Borrowers shall compensate the Revolving Credit Banks for any losses.

                  (b) The Borrowers may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime-based Rate at any time, provided that the amount of any partial prepayment shall be at least Twenty Five Thousand Dollars ($25,000) and, after giving effect to any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least One Hundred Thousand Dollars ($100,000). The Borrowers may prepay all or part of any Swing Line Advances carried at the Quoted Rate (subject to not less than two (2) Business Days' notice to Swing Line Bank and Agent), provided that the amount of any such partial payment shall be at least Twenty Five Thousand Dollars ($25,000), after giving effect to any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least Twenty Five Thousand Dollars ($25,000); provided further, however that if the prepayment of a Quoted Rate Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Quoted Rate Advance, then, pursuant to Section 12.1, the Borrowers shall compensate the Swing Line Bank for any losses.

                  (c) Any prepayment made in accordance with this Section shall be subject to Section 12.1 hereof, but otherwise without premium, penalty or prejudice to the right to readvance under the terms of this Agreement.

         2.11 Prime-based Advance in Absence of Election or Upon Default. Subject to Section 12.3 and unless the Majority Banks shall have otherwise agreed, if upon the expiration of any Interest Period applicable to any Eurocurrency-based Advance

                  (a) the applicable Borrower has failed to timely select a new Interest Period to be applicable to such Eurocurrency-based Advance, such Borrower shall be deemed to have elected to convert such Eurocurrency-based Advance into a Prime-based Rate Advance effective as of the expiration date of such Interest Period; and

                  (b) on such day a Default or Event of Default shall exist, then subject to Sections 2.9 and 12.1 hereof, and notwithstanding the foregoing clause (a), at the election of the Majority Banks the outstanding principal amount of such Eurocurrency-based Advance shall be converted to a Prime-based Advance and the Agent shall promptly notify Borrowers of such action.

         2.12 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Borrowers shall pay to the Agent for distribution to the Revolving Credit Banks pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee quarterly in arrears commencing October 1, 1999 (in respect of the prior fiscal quarter or portion


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



thereof), and on the first day of each fiscal quarter thereafter. The Revolving Credit Facility Fee shall be equal to the Revolving Credit Aggregate Commitment (whether used or unused) times the Applicable Fee Percentage computed on a daily basis. The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Upon receipt of such payment, Agent shall make prompt payment to each Revolving Credit Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable under any circumstances.

         2.13 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. Provided that no Default or Event of Default has occurred and is continuing, the Borrowers may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued on the amount of the reduction in the Revolving Credit Commitment Fee to the date of such reduction; (iii) the Borrowers shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances outstanding hereunder, plus the aggregate undrawn amount of outstanding Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; and (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance, then, pursuant to Section 12.1, the Borrowers shall compensate the Revolving Credit Banks for any losses. In the event the Revolving Credit Aggregate Commitment is reduced to an amount which is less than the then current Swing Line Maximum Amount, the then current Swing Line Maximum Amount shall be automatically reduced to an amount equal to the Revolving Credit Aggregate Commitment as so reduced and the Borrowers shall prepay in accordance with the terms hereof, the amount by which the then outstanding Swing Line Advances exceeds the Swing Line Maximum Amount as so reduced. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Revolving Credit Bank in accordance with such Revolving Credit Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Borrowers and any accompanying prepayments of Advances of the Swing Line shall be distributed by the Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Borrowers. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this


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



Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Quoted Rate.

         2.14 Application of Advances. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to finance the Smartflex Acquisition and Permitted Acquisitions, to fund working capital needs, or other general corporate purposes of the Borrowers; provided, however, that no Borrower other than Newco may request Advances to finance any portion of the purchase price of the Smartflex Acquisition.

         2.15 Extension of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Borrowers may, by written notice to Agent (with sufficient copies for each Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to July 1, but not before June 1 of each year beginning in 2000, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than July 30 of such year, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for such additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Borrowers that such extension has occurred.

         (b) If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request on or before July 30 of such year, then (w) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Borrowers to request extensions thereof under this Section 2.15), and (y) the commitments of the Revolving Credit Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Borrowers thereof.

         2.16 Mandatory Reduction of Revolving Credit Aggregate Commitment. On the Smartflex Expiration Date, the Revolving Credit Aggregate Commitment shall be permanently reduced by the amount of the Blocked Commitment, unless the Smartflex Acquisition has been consummated by such date. Any reduction of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable.

3.       LETTERS OF CREDIT

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Bank may require, issue Letters of Credit in Dollars for the account of such Account Party(ies), in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Bank) and each Letter of Credit (including any renewal thereof) shall expire on the earlier to occur of (x) one (1) year from the date of issuance and
(y) not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, ISP 98, and any successor documentation thereto, as selected by the Issuing Bank. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Letter of Credit:

                  (a)     in the case of any Account Party:

                          (i) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations does not exceed the Letter of Credit Maximum Amount; and

                          (ii) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations on such date plus the aggregate amount of all Advances requested or outstanding on such date does not exceed the then applicable Revolving Credit Available Commitment;

                  (b) the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of such Loan Parties and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by any of the Loan Parties;

                  (c) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;


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



                  (d) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of the relevant Account Party;

                  (e) the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office, not less than three
(3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Bank;

                  (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Letter of Credit requested, or any Revolving Credit Bank from taking an assignment of its Percentage thereof pursuant to
Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Revolving Credit Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                  (g) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Revolving Credit Bank to take an assignment of its Percentage of the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                  (h) Issuing Bank shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to
Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Borrowers and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. The Issuing Bank will deliver to the Agent, concurrently with or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit C, to each Revolving Credit Bank of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Lender's Percentage thereof.



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



         3.4 Letter of Credit Fees. The Borrowers shall pay to the Agent for distribution to the Revolving Credit Banks in accordance with their Percentages, letter of credit fees as follows:

                  (a) A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the Amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement).

                  (b) A letter of credit facing fee in the amount equal to one-eighth percent (0.125%) per annum on the undrawn amount of each Letter of Credit to be retained by Issuing Bank for its own account.

                  (c) Subject to Section 12.6 hereof, if any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Bank or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the applicable Account Party shall, within thirty (30) days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, submitted to the applicable Account Party, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                  (d) All payments by the Borrowers to the Agent for distribution to the Issuing Bank or the Revolving Credit Banks under this
Section 3.4 shall be made in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to Borrowers by the Agent. The fees described in clauses (a) and
(b) above shall be nonrefundable under all circumstances, shall be payable annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrowers and the applicable Account Party(ies) shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

         3.6 Drawings and Demands for Payment Under Letters of Credit.

                  (a) The Borrowers and each applicable Account Party agree to pay to the Issuing Bank, on the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Borrowers or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Borrowers or the applicable Account Party, and the Borrowers or the applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, a Prime-based Advance of the Revolving Credit for the account of the Revolving Credit Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Borrower or the applicable Account Party under this Section 3.6 shall be deemed satisfied.

                  (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Borrowers and the applicable Account Party on the date such draft or demand is honored, and to each Revolving Credit Bank on such date unless the Borrowers or applicable Account Party shall have satisfied its reimbursement obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Borrowers or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrowers or applicable Account Party under Section 3.6(a) hereof.

                  (c) Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Revolving Credit Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage. Each Revolving Credit Bank, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Revolving Credit Banks under Section 3.6(b) hereof is not given to the Revolving Credit Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Percentage of the amount paid by the Issuing Bank, and not reimbursed by the Borrowers or applicable Account Party on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Bank. If and to the extent such Revolving Credit Bank shall not have made such pro rata portion available to the Agent, such Bank, the Borrowers and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Borrowers and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Revolving Credit Bank shall pay such amount to the Agent for the account of Issuing Bank together with such interest, such amount so paid shall be deemed to constitute an Advance by such Revolving Credit Bank disbursed in respect of the reimbursement obligation of the Borrowers or applicable Account Party under
Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Revolving Credit Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of Issuing Bank shall not relieve any other Revolving Credit Bank of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Bank shall be responsible for failure of any other Revolving Credit Bank to make such pro rata portion available to the Agent for the account of Issuing Bank.

                  (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of the Borrowers and any Account Party to make payments to Agent for the account of Issuing Bank or the Revolving Credit Banks with respect to Letter of Credit Obligations under
Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

                  (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

                  (c) The existence of any claim, setoff, defense or other right which the Borrowers or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any Revolving Credit Bank or any


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



other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) Payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (f) Any failure, omission, delay or lack on the part of the Agent, Issuing Bank or any Revolving Credit Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Bank, any Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Bank, any Bank or any such party; or

                  (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of the Borrowers or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrowers or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers or any Account Party against the Agent, Issuing Bank or any Bank. Nothing contained in this Section 3.7 shall be deemed to prevent the Borrowers or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of the Borrowers and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, Issuing Bank or any Bank.

         3.8 Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                  (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or

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



other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from the Borrowers, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank will, upon request, furnish the Banks with copies of Letter of Credit Documents related thereto.

                  (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrowers or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, the Borrowers, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledges that it has made and will continue to make its own evaluations of the Borrowers's and the Account Parties' creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

                  (d) If at any time Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Banks in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Bank its share thereof, less such Revolving Credit Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Bank's Percentage of such payment, such Revolving Credit Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. Each of the Borrowers and each Account Party hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and none of the Issuing Bank, any Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

                  (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;



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



                  (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (c) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

                  (e) any other event or circumstance whatsoever arising in connection with any Letter of Credit;

provided, however, that with respect to subparagraphs (a) through (e) hereof, none of the Borrowers nor any of the Account Parties shall be required to indemnify the Issuing Bank, the other Banks and the Agent and such other persons to the extent the claim for indemnification resulted from the Issuing Bank's gross negligence or willful misconduct, and the Issuing Bank shall be liable to the Borrowers and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrowers and the Account Parties which were caused by the Issuing Bank's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (f) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that a Borrower or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that the applicable Borrower or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions; provided however that, to the extent that the Issuing Bank or the Banks are finally adjudicated to have been grossly negligent or to have acted with willful misconduct, then the Issuing Bank or the Banks, as the case may be, shall reimburse such Borrowers or such Account Party for the reasonable costs and expenses of pursuing such remedies.

         3.10 Right of Reimbursement. Each Bank agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by the Borrowers or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by any Borrowers or any Account Party and
(ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by any Borrowers or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or by the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

4.       [RESERVED]

5.       MARGIN ADJUSTMENTS

         5.1 Margin Adjustments. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1 shall be implemented on a quarterly basis as follows:

                  (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and the Applicable Fee Percentage, upon the date of delivery of the financial statements under Sections 8.1(a) and 8.1(b) and the Covenant Compliance Certificate under Section 8.2(a) hereunder, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw- back. In the event the Borrowers fail timely to deliver the financial statements required under Section 8.1(a) or 8.1(b) or the Covenant Compliance Certificate under Section 8.2(a), then from the date delivery of such financial statements and certificate was required until such financial statements and certificate are delivered, the margins and fee percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as
         Schedule 1.1.

                  (b) From the Effective Date until the receipt under Section 8.1(b) of the Borrowers' financial statements for the fiscal quarter ending September 30, the margins and fee percentages shall be those set forth under the Level IV column of the Pricing Matrix attached to this Agreement as Schedule 1.1.

6.       CONDITIONS

         The obligations of the Banks to make Advances or loans pursuant to this Agreement, and the obligation of the Issuing Bank to issue Letters of Credit subject to the following conditions:

         6.1 Execution of Notes and this Agreement. Each of the Loan Parties shall have executed and delivered to Agent for the account of each Bank, the Revolving Credit Notes, the Swing Line Note, this Agreement, and the other Loan Documents to which they are a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

         6.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank:

              (a) For each Loan Party, a certificate of its Secretary or Assistant Secretary as to:

                      (i) resolutions of the board of directors of such Loan Party evidencing approval of the transactions contemplated by this Agreement and authorizing the execution and delivery thereof and the borrowing of Advances and in the case of the Borrowers, the requesting of Letters of Credit hereunder,

                      (ii) the incumbency and signature of the officers of such Loan Party executing any Loan Document,

                      (iii) a certificate of good standing from the state of its incorporation, and from every state or other jurisdiction in which it is required to qualify to do business, and

                      (iv) copies of such Loan Party's articles of incorporation and bylaws or other constitutional documents, as the case may be, as in effect on the Effective Date.

         6.3 Collateral Documents and Guaranty. (a) As security for all Indebtedness of the Borrowers to the Banks hereunder, the Agent shall have received the following documents:

              (i)     the Pledge Agreement;

              (ii)    the Security Agreement; and

              (iii) an Agreement (Trademark) and Agreement (Patent) in the forms attached as exhibits to the Security Agreement, executed and delivered by the Company and encumbering substantially all of the Company's patents and trademarks as security for the Indebtedness.

         (b) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, and stock powers) required to be filed in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of Agent and the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 6.3(b), or other office, as the case may be.

         6.4 Lessors' Acknowledgments. Agent shall have received lessors' acknowledgments, in form and substance acceptable to the Agent and the Banks, in connection with the leased property described in Schedule 6.4.

         6.5 Lien Searches. The Agent shall have received the results of a recent lien search in each jurisdiction where the material assets of the Loan Parties are located and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 9.2 or assigned to the Agent for the benefit of the Banks.

         6.6 Pro Forma Balance Sheet and Projections. The Borrowers shall have delivered to the Agent (a) a pro forma balance sheet of the Company and its Subsidiaries, on a consolidated basis as at the Effective Date, and after giving effect to the Smartflex Acquisition (the "Pro Forma Balance Sheet"), certified by a Responsible Officer of each Borrower that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith, subject to normal year end adjustments acceptable in form and substance to the Agent and (b) pro forma financial projections in form and substance reasonably satisfactory to the Agent and the Banks.

         6.7 Insurance. The Agent shall have received evidence satisfactory to it that the Loan Parties have obtained the insurance policies required by
Section 8.5 hereof and that such insurance policies are in full force and effect.

         6.8 Compliance with Certain Documents and Agreements. The Loan Parties shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

         6.9 Opinion of Counsel. The Loan Parties shall furnish Agent prior to the initial Advance under this Agreement, with signed copies for each Bank, opinions of counsel to the Loan Parties, dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

         6.10 Borrowers' Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of each Borrower dated the date of the making of the initial Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) each of the conditions set forth in this Section 6 have been satisfied; (b) the representations and warranties made by Loan Parties to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the other Loan Documents, shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; (c) no Default or Event of Default shall have occurred and be continuing; (d) there shall have been no change in the financial condition, properties, business, results or operations of the Borrowers from January 1, 1999 to the Effective Date, which would reasonably be expected to have a Material Adverse Effect; and (e) there shall have been no material changes to the pro forma opening balance sheet of the Borrowers previously delivered to the Agent pursuant to Section 6.6(a).

         6.11 Payment of Fees. The Borrowers shall have paid to the Agent all fees, costs and expenses required to be paid to the Agent upon execution of this Agreement under the terms of this Agreement and under the terms of the commitment letter dated July 2, 1999 from Comerica Bank to Borrowers, and the agency fee letter referred to therein and Company shall have paid to Comerica Bank all interest and fees required to be paid under the Prior Credit Agreement.

         6.12 Financial Statements. The Agent shall have received (i) audited Consolidated financial statements of the Company for the fiscal years ending December 31, 1997 and December 31, 1998 (ii) unaudited interim Consolidated financial statements of the Company for the fiscal period ending June 30, 1999,
(iii) audited Consolidated financial statements of Smartflex for the fiscal years ending December 31, 1997 and December 31, 1998, (iv) unaudited Consolidated financial statements of Smartflex for the fiscal period ending June 30, 1999, (v) audited financial statements of Saturn Texas for the fiscal year ending December 31, 1998 and (vi) unaudited financial statements of Saturn Texas for the fiscal period ending June 30, 1999.

         6.13 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement, the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

         (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

         (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit.

6.A.     ADDITIONAL CONDITIONS

         The obligations of each Bank to make any Advance which shall be utilized to finance or refinance payments made to shareholders of Smartflex in connection with the Smartflex Acquisition, shall be conditioned upon satisfaction, prior to or concurrently with the making of such extension of credit, of the following conditions precedent:

         6.A.1  Effective Date.  The Effective Date shall have occurred.

         6.A.2 Smartflex Acquisition Documents. The Agent shall have received and approved, in its commercially reasonable discretion, a complete and correct copy of each Smartflex Acquisition Document, including, without limitation, all exhibits, schedules and disclosure letters referred to in each of the foregoing or delivered pursuant thereto and other side letters or agreements affecting the terms thereof, and such Smartflex Acquisition Documents shall not have been amended, supplemented, waived, or modified in any respect materially adverse to the interests of the Banks without the prior written consent of the Agent.

         6.A.3 No Material Change. There shall have been no material change in the number of shares (on a fully diluted basis) of, or the terms of, the capital stock of Smartflex outstanding; and any stock purchase rights or other "poison pill" rights of Smartflex, if any, shall have been redeemed by the Board of Directors of Smartflex or the Agent shall be satisfied that they have been invalidated or otherwise will not be triggered.

         6.A.4 Approval of Tender Offer by Smartflex's Board of Directors. The Board of Directors of Smartflex shall have approved the Tender Offer prior to the commencement thereof and shall have recommended to the shareholders of Smartflex the acceptance of the Tender Offer, and such approval and recommendation shall not have been withdrawn.

         6.A.5 Tender Offer Made in Accordance with Applicable Law. The Tender Offer shall have been commenced and conducted in accordance with all applicable Requirements of Law and no consent, exemption or other action by, or notice to or filing with, any governmental authority or other Person (including Hart-Scott-Rodino approvals and other approvals necessary in connection with the Smartflex Acquisition) is necessary in connection with the execution, delivery, performance or enforcement of any Tender Offer Document, other than any consents, exemptions, actions, notices or filings which have been obtained and remain in full force and effect or for which the failure to make or obtain would not be reasonably likely to have a Material Adverse Effect.

         6.A.6 Borrowings to Fund Purchase of Shares. In the case of an Advance to finance or refinance payments to shareholders of Smartflex of the purchase price for Tendered Shares, (i) the Tender Offer shall have been, or concurrently with the making of the Advances to be made on the Initial Tender Funding Date shall be, consummated pursuant to and in accordance with the Smartflex Acquisition Documents, and (ii) the Agent shall have received evidence reasonably satisfactory to it that:

                (A) there has been no material change in the number of issued and outstanding Shares (on a fully diluted basis) since the date of the Merger Agreement;

                (B)(i) there shall have been validly tendered pursuant to the Tender Offer and not withdrawn a number of Shares which, together with the Shares then owned by the Borrowers, would represent at least a majority of the total number of outstanding Shares, assuming the exercise of all outstanding options, rights and convertible securities (if any), (ii) such Tendered Shares shall have been represented by the shareholders with respect thereto to be free and clear of all Liens, (iii) such Tendered Shares (together with the Shares owned by the Borrowers) are sufficient to permit the consummation of the Merger without the affirmative vote of any other shareholder, and (iv) the Tender Offer shall have expired and all conditions to the obligation of Newco to purchase the Tendered Shares shall have been satisfied or (but only with the consent of the Agent) waived;

                (C) there is not in effect any injunction, restraining order or other order of any Governmental Authority purporting to prohibit the consummation of the Tender Offer or the Merger;

                (D) no consent, exemption or other action by, or notice to or filing with, any Governmental Authority or other Person is necessary in connection with the consummation of the Tender Offer, other than any consents, exemptions, actions, notices or filings which have been obtained and remain in full force and effect or for which the failure to make or obtain would not be reasonably likely to have a Material Adverse Effect; and

                (E) all applicable waiting periods have expired without any action being taken by any Governmental Authority which would prevent, materially restrain or otherwise impose material adverse conditions on the transactions contemplated by this Agreement, the Merger Agreement or any Tender Offer Document or be reasonably likely to have a Material Adverse Effect.


7.       REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers represents and warrants and such representations and warranties shall survive until the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by the Borrowers of all other obligations under this Agreement:

         7.1 Company Authority. Each Borrower is duly organized and existing in good standing under the laws of the State or jurisdiction of its incorporation, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction of its formation; and each Borrower and each Subsidiary is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a Material Adverse Effect.

         7.2 Due Authorization - Borrowers. Execution, delivery and performance of this Agreement, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and to which such Borrower is a party, and the issuance of the Notes by Borrowers are within each such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's organizational documents and, except as have been previously obtained or as referred to in Section 7.13, below do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

         7.3 Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty, the other Loan Documents and all other documents and instruments required of the Guarantors under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered), and to which each such Guarantor is a party, are within the corporate powers of each such Guarantor, have been duly authorized, are not in contravention of law or the terms of such Guarantor's organizational documents, and, except as have been previously obtained or as referred to in Section 7.13 below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

         7.4 Liens. There are no Liens on file with respect to any of the property owned, pledged, mortgaged or otherwise encumbered (or to be encumbered) by Borrowers or any of their Subsidiaries, except for Liens permitted pursuant to Section 9.2.

         7.5 Taxes. Each of the Borrowers and each of their respective Subsidiaries has filed on or before their respective due dates or within the applicable grace periods, all federal, state, local and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of such Borrower or such Subsidiary as may be required by GAAP.

         7.6 No Defaults. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of any Loan Party which is permitted hereunder or of any agreement relating thereto.

         7.7 Enforceability of Agreement and Loan Documents -- Borrowers. This Agreement, each of the other Loan Documents to which Borrowers are a party, and all other certificates, agreements and documents executed and delivered by Borrowers under or in connection herewith or therewith have each been duly executed and delivered by their respective duly authorized officers and constitute the valid and binding obligations of Borrowers, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         7.8 Enforceability of Loan Documents -- Guarantors. The Loan Documents to which each of the Guarantors is a party, and all certificates, documents and agreements executed in connection therewith by the Guarantors have each been duly executed and delivered by the duly authorized officers, of the applicable Guarantors and constitute the valid and binding obligations of such Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         7.9 Compliance with Laws. Except as disclosed on Schedule 7.9 and except as disclosed in the documents listed in Schedule 7.18, each of the Borrowers and each of the Guarantors has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) except to the extent that failure to comply therewith would not have a Material Adverse Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in Schedule 7.9 hereof, and without limiting the generality of Section 7.12, there is no pending or, to the knowledge of Borrowers threatened, litigation, action, proceeding or controversy affecting any Borrower, any Guarantor or any other Subsidiary brought or asserted by any Governmental Authority, and no pending or, to the knowledge of Borrowers threatened complaint, notice or inquiry to any Borrower, any Guarantor or any other Subsidiary, regarding potential liability of any Borrower, any Guarantor or any Subsidiary brought or asserted by any Governmental Authority.

         7.10 Non-contravention -- Borrowers. The execution, delivery and performance of this Agreement and the other Loan Documents executed and delivered by the Borrowers and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents by the Borrowers are not in contravention of the terms of any indenture, agreement or undertaking to which any such Borrower or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         7.11 Non-contravention -- Guarantors. The execution, delivery and performance of those Loan Documents executed and delivered by the Guarantors, and any other documents and instruments required under or in connection with this Agreement or any other Loan Document by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any Guarantor or any Borrower is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         7.12 No Litigation. Except with respect to matters specifically disclosed on Schedule 7.12 hereof, and except for miscellaneous suits, actions and proceedings (other than suits, actions or proceedings commenced by any government or governmental authority) involving less than $2,000,000 in the aggregate (as such amount may be reasonably determined by the Company based on facts and circumstances known to the Company on the applicable date of determination) which miscellaneous suits, actions or proceedings, if resolved adversely to Company or any other Loan Party, are not reasonably likely to have a Material Adverse Effect, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of Company, affecting Company or any other Loan Party (other than any suit, action or proceeding in which Company or such other Loan Party is the plaintiff and in which no counterclaim or cross-claim against Company or such other Loan Party has been filed), nor has Company or any other Loan Party or any of its or their officers or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company or another Loan Party, as applicable, which suit, action, proceeding or investigation, if resolved adversely to Company or such other Loan Party, is reasonably likely to have a Material Adverse Effect. Except as disclosed on Schedule 7.12 hereof, there is not outstanding against Company or any other Loan Party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Company or any other Loan Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would reasonably be expected to have a Material Adverse Effect.

         7.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained and except as disclosed on Schedule 7.13, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange, or any other Person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by any of the Borrowers of this Agreement, any of the other Loan Documents to which they are a party, or any other documents or instruments to be executed and/or delivered by Borrowers in connection therewith or herewith; (ii) by any Guarantor, of any of the other Loan Documents to which such Guarantor is a party, or (iii) by Borrowers or any of the Guarantors, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Borrowers threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         7.14   [RESERVED]

         7.15 No Investment Company or Margin Stock. None of the Borrowers or any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Borrower nor any Guarantor is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances (or any

Letters of Credit) will be used by any Borrower nor any other Subsidiary to purchase or carry margin stock or will be made available by any Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         7.16 ERISA. None of the Borrowers nor any Guarantor maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 7.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

         7.17 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Borrower, nor any Subsidiary of any Borrower has been affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (not covered by insurance) which is reasonably likely to have a Material Adverse Effect, or if such event or condition were to continue for more than ten (10) additional days would reasonably be expected to have a Material Adverse Effect.

         7.18 Environmental and Safety Matters. Except as set forth in Schedules 7.18 and 7.12 and except for such matters as are not likely to have a Material Adverse Effect:

                (a) all facilities and property owned or leased by the Loan Parties are owned or leased by the Loan Parties in material compliance with all Hazardous Material Laws;

                (b) to the best knowledge of the Borrowers, there have been no past, and there are no pending or threatened

                                  (i)  claims, complaints, notices or requests
                  for information received by any Loan Party with respect to any alleged violation of any Hazardous Material Law, or

                                  (ii) complaints, notices or inquiries to any
                  Loan Party regarding potential liability under any Hazardous Material Law; and

                (c) to the knowledge of the Borrowers, no conditions exist at, on or under any property now or previously owned or leased by the Loan Parties which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

         7.19 Subsidiaries. Except as disclosed on Schedule 7.19 hereto, the Company has no Subsidiaries.

         7.20 Accuracy of Information. (a) The projections and pro forma financial information provided to the Banks are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

              (b) Since December 31, 1998 through the Effective Date there has been no material adverse change in the financial condition of the Borrowers or their respective Subsidiaries; to the best knowledge of Borrowers, none of the Borrowers (or any of their respective Subsidiaries) has any contingent obligations required to be disclosed under GAAP (including any liability for taxes) not disclosed by or reserved against in the balance sheet referred to in
Section 6.6(a), except as set forth on Schedule 7.20 hereof, and as of the Effective Date, there are no unrealized or anticipated losses from any present commitment of Borrowers or any of their Subsidiaries which contingent obligations and losses in the aggregate are likely to have a Material Adverse Effect.

         7.21 Labor Relations. None of the Borrowers nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrowers, or any of their respective Subsidiaries or, to the knowledge of Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Borrower or any of its Subsidiaries or, to Borrowers' knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrowers or any of their respective Subsidiaries, or, to the knowledge of Borrowers, threatened against any of them and (iii) no union representation question existing with respect to the employees of the Borrowers or any of their respective Subsidiaries, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

         7.22 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, each Borrower and its Subsidiaries will each be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrowers to Agent and the Banks in good faith and in exchange for fair, equivalent consideration. After giving effect to the transactions contemplated herein, the capital and monies remaining in the Borrowers and their Subsidiaries are not now and will not become so unreasonably small as to preclude the Borrowers or their Subsidiaries from carrying on their businesses. Neither of the Borrowers nor any Subsidiary intends to nor does management of Borrowers or any Subsidiary believe it will incur debts beyond its ability to pay as they mature. Neither of the Borrowers nor any Subsidiary contemplates filing a petition in bankruptcy or for


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



an arrangement or reorganization under the Bankruptcy Code, nor does any Borrower or any Subsidiary have any knowledge of any threatened bankruptcy or insolvency proceedings against Borrowers or any Subsidiary.

         7.23 Ownership. The common stock of each Borrower and each Subsidiary of such Borrower is as set forth in Schedule 7.23. All common stock of Borrowers and their respective Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens and such ownership interests were issued in compliance with all applicable state and federal laws concerning the issuance of such interests. Except as disclosed on Schedule 7.23, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from a Borrower or any Subsidiary, of any ownership interests or other securities of a Borrower or any Subsidiary.

         7.24 Year 2000 Requirement. Each of the Borrowers has reviewed and has caused their respective Subsidiaries to review the areas in their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that computer applications used by the Borrowers and their respective Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. Any reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) any such Borrower's or any such Subsidiary's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Borrower's or such Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by September 30, 1999. The cost to the Borrowers and their respective Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers and their respective Subsidiaries taken as a whole (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers to conduct their business without Material Adverse Effect.

8.       AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that it will, and, as applicable, it will cause each other Subsidiary to, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Loan Parties of all other obligations under this Agreement and the other Loan Documents, unless the Majority Banks shall otherwise consent in writing:

         8.1 Financial Statements. Furnish to the Agent, with sufficient copies for the Agent and each Bank:



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



                   (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited Consolidated and unaudited Consolidating financial statements of the Company as at the end of such year and the related audited statements of income, accumulated earnings, cash flows and income for such year, and the audited financial statements of Saturn Texas, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by a nationally recognized certified public accountant satisfactory to the Agent and the Majority Banks; and

                   (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited Consolidated and Consolidating financial statements of the Company as at the end of such quarter and the related unaudited statements of cash flows and income of the Company for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects;

                   (c) as soon as available, but in any event not later than 45 days after the end of the first three quarterly periods of each fiscal year of Saturn Texas, the unaudited financial statements of Saturn Texas as at the end of such quarter and related unaudited statements of cash flows and income of Saturn Texas for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Saturn Texas as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the monthly and quarterly financial statements delivered hereunder will not be required to include footnotes and will be subject to year-end adjustments.

         8.2 Certificates; Other Information. Furnish to the Agent, with sufficient copies for the Agent and each Bank:

              (a) together with the financial statements to be delivered pursuant to Section 8.1(a) and (b), a Covenant Compliance Report executed by a Responsible Officer;

              (b) concurrently with the delivery by the Borrowers of each request for an extension of the Revolving Credit Maturity Date pursuant to Section 2.15, a copy of the projections by the Company of the balance sheets, operating budget and cash flow budget of the Company and its Subsidiaries, covering the next three fiscal years, which shall be on a quarterly basis for the next fiscal year and on an annual basis for the following two fiscal years, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial


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



         planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

              (c) promptly as issued, all press releases, notices to shareholders and all other material written communications transmitted to the general public or to the trade or industry in which the Company or any Subsidiary is engaged; and

              (d) promptly, such additional financial and other information, or other reports as any Bank may from time to time reasonably request.

         8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their respective Subsidiaries, as the case may be.

         8.4  Conduct of Business and Maintenance of Existence.

              (a) Continue to engage solely in the business as now conducted by it and as contemplated by this Agreement and preserve, renew and keep in full force and effect its existence; and

              (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

         8.5 Maintenance of Property; Insurance. Maintain with responsible insurance companies insurance with respect to the Collateral, its or their properties and business, against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, and will furnish to the Agent prior to the initial Advance, and upon request by any Bank at reasonable intervals thereafter, a certificate of a Responsible Officer, as well as independent evidence of coverage, setting forth the nature and extent of all insurance policies maintained by the Borrowers or any Subsidiary in accordance with this Section. The Borrowers shall give immediate written notice to the Banks and to the insurers of any significant loss or damage to the Collateral or other property to be insured and shall promptly file proofs of loss with such insurers.

         8.6 Inspection of Property; Books and Records, Discussions. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) to examine the Borrowers' and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description (including without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings) wherever located at all reasonable times and in a manner not disruptive to the business of the Borrowers and Subsidiaries during normal business hours, upon at least five days' oral or written request of Agent or such Bank (except that no prior notice shall be required


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



during the continuance of any Default or Event of Default), and to permit (at Borrowers' expense) audits of the Accounts and Inventory of Borrowers and their respective Subsidiaries no more frequently than annually, and (b) at any time and from time to time at the request of the Majority Banks, to conduct full or partial collateral audits, with all reasonable costs and expenses of such audits to be reimbursed by Borrowers; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Borrowers authorize such accountants to discuss the finances and affairs of Borrowers and the Subsidiaries and examine any of its or their books and other corporate records.

         8.7  Notices. Promptly give notice to the Agent of:

              (a) the occurrence of any Default or Event of Default of which any Borrower has knowledge;

              (b) any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary and any Governmental Authority or other Person, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

              (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

              (d) any event or change in business, operations, property, or financial condition of any of the Loan Parties which would be reasonably likely to have a Material Adverse Effect;

              (e) its receipt of a written tax position taken by the Internal Revenue Service or any foreign taxing jurisdiction which could reasonably be expected to have a Material Adverse Effect (or any such tax position taken by the Borrowers) setting forth the details of such position and the financial impact thereof; and

              (f) not less than two days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to the Smartflex Acquisition Documents.



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



Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         8.8  Hazardous Material Laws.

              (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

              (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company or any Subsidiary of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Majority Banks any actions and proceedings relating to compliance with Hazardous Material Laws to which the Company or any Subsidiary is named as a party; and

              (c) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this Section 8.8.

         8.9 Funded Debt Ratio. Maintain, as of the last day of each fiscal quarter, a Funded Debt Ratio of not greater than the following ratios during the periods specified below:

         At December 31, 1999                              4.3 to 1
         At March 31, 2000                                 3.75 to 1
         At June 30, 2000                                  3.5 to 1
         At September 30, 2000                             3.25 to 1
         December 31, 2000 to December 30, 2001            3 to 1
         December 31, 2001 and thereafter                  2.75 to 1

         8.10 Consolidated Net Worth. Maintain, as of the last day of each fiscal quarter, Consolidated Net Worth of not less than an amount equal to the sum of $39,000,000, plus 75% of the Company's Consolidated Net Income (not reduced by losses) for the period (taken as one accounting period) beginning on the Effective Date and ending on the date of determination.

         8.11 Fixed Charge Coverage Ratio. Maintain, as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than the following ratios during the periods specified below:

         At December 31, 1999                              2.25 to 1
         At March 31, 2000                                 2.50 to 1
         At June 30, 2000                                  2.75 to 1
         At September 30, 2000                             2.75 to 1
         December 31, 2000 and thereafter                  3 to 1

         8.12 Taxes. Pay and discharge all taxes and other governmental charges, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet.

         8.13 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Borrowers, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by Borrowers in connection therewith or herewith; and (ii) by each of the Subsidiaries, of the Loan Documents to which it is a party.

         8.14 Compliance with ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan.

         8.15 ERISA Notices. Promptly notify Agent and each Bank upon the occurrence of any of the following events:

              (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

              (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

              (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

              (d) the failure any Borrower to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

              (e) the withdrawal of any Borrower from any multiemployer plan (as defined in Section 3(37) of ERISA; or

              (f) the occurrence of a "reportable event" which is required to be reported by any Borrower under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is likely to have a Material Adverse Effect on the Borrowers.

         8.16 Future Subsidiaries; Additional Collateral.

         (a) With respect to each Person which becomes a Domestic Subsidiary subsequent to the Effective Date, within thirty days of the date such Person is created, acquired or otherwise becomes a Subsidiary (whichever first occurs), cause such new Domestic Subsidiary to execute and deliver to the Agent, (x) a Joinder Agreement whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty and (y) a Joinder Agreement whereby such Domestic Subsidiary becomes obligated as a Debtor under the Security Agreement;

         (b) With respect to (i) the ownership interests of each Person which becomes a Domestic Subsidiary subsequent to the Effective Date, within thirty days of the date such Person is created, acquired or becomes a Subsidiary (whichever first occurs), or (ii) any ownership interests of any existing Domestic Subsidiary issued on or after the Effective Date, immediately upon the issuance of such additional ownership interests, the applicable Loan Party shall execute, or cause to be executed, and deliver to the Agent a Pledge Agreement (or a Security Agreement) encumbering 100% of the ownership interests of each such Domestic Subsidiary, or an amendment to an existing Security Agreement encumbering 100% of such additional ownership interests of each such existing Subsidiary, in each case to secure the Indebtedness;

in each case in form satisfactory to the Agent and the Majority Banks, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Banks.

         8.17 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Borrowers' expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

         8.18 Security. Take such actions as the Agent or the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Liens and other liens permitted under Section 9.2 hereof.

         8.19 Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 9.2.



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



         8.20 Merger. Cause the Merger to be consummated within 120 days following the later of (a) the Initial Tender Funding Date and (b) the date on which Newco first accepts Shares for purchase pursuant to the Tender Offer.

         8.21 Use of Proceeds. Use all Advances as set forth in Section 2.14 hereof. Borrowers shall not use any proceeds of Advances in any manner which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose in violation of (x) any statute or regulation or (y) the terms and conditions of this Agreement.

9.       NEGATIVE COVENANTS

         Borrowers covenant and agree that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Borrowers and the Subsidiaries of all other obligations under this Agreement and the other Loan Documents, without the prior written consent of the Majority Banks they will not, and will not permit any of the Subsidiaries to:

         9.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

              (a) Indebtedness in respect of the Notes, the Letters of Credit and other obligations of the Borrowers or any Subsidiary under this Agreement and the other Loan Documents to which it is a party;

              (b) any Debt set forth in Schedule 9.1 attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

              (c) Debt of the Borrowers or a Subsidiary owed to Persons other than the Banks incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease) in an aggregate amount not exceeding Five Million Dollars ($5,000,000) at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

              (d) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.12 and Debt permitted by Sections 9.8(f), (g) and (i);

              (e)  Debt under any Hedging Transactions;



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              (f)  Intercompany Loans, but only to the extent permitted under the applicable terms and provisions of this Agreement, including, but not limited to Section 9.8 hereof; and

              (g) additional unsecured Debt not exceeding Five Million Dollars ($5,000,000) in aggregate principal amount at any one time outstanding.

         9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a)  Permitted Liens;

              (b) Liens securing Debt permitted by Section 9.1(c) incurred to finance the acquisition of fixed or capital assets, provided that
         (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and
         (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

              (c) Liens in favor of Agent for the benefit of the Banks, as security for the Indebtedness; and

              (d)  other Liens, existing on the Effective Date, set forth on
         Schedule 9.2.

         9.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except pursuant to the Loan Documents and Guarantee Obligations set forth in Schedule 9.3.

         9.4 Acquisitions. Purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, except for Permitted Acquisitions and, subject to the terms and conditions of this Agreement, including but not limited to Section 6A hereof, the Smartflex Acquisition.

         9.5 Limitation on Mergers or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a)  inventory leased or sold in the ordinary course of business;


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



              (b) obsolete or worn out property, property no longer useful in the conduct of Company's or any Subsidiaries' business or property from closed offices, in each case disposed of in the ordinary course of business;

              (c) the Merger and mergers in which a Borrower or a Subsidiary is the surviving corporation and which otherwise meet the definition of "Permitted Acquisition";

              (d) (i) Asset Sales approved by the Majority Banks and (ii)
         Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales is less than Two Million Dollars ($2,000,000) in the aggregate in any fiscal year for the Company and all Subsidiaries;

              (e) mergers of any Borrower or any Guarantor with or into any other Borrower or Guarantor as the surviving corporation, provided that no Person other than a Borrower or Guarantor shall be a party to any such merger;

              (f) mergers of any Foreign Subsidiary which is not an Eligible Foreign Subsidiary with or into any other Foreign Subsidiary, provided that no Person other than a Subsidiary is a party to any such merger; and

              (g) mergers of any Eligible Foreign Subsidiary with or into any other Eligible Foreign Subsidiary, provided that no Person other than a Subsidiary is a party to any such merger.

         9.6 Restricted Payments. Declare or make, or permit any Subsidiary to declare or make, any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock as, or any warrants, rights or options to acquire such shares now or hereafter outstanding; except:

              (a) cash Distributions by any Subsidiary to any Borrower or any Guarantor;

              (b)  dividends payable solely in its common stock; and

              (c) dividends by the Company, provided that at the time declared and paid, no Default or Event of Default shall have occurred and be continuing, either before the payment of such dividends or after giving effect thereto.

         9.7 Limitation on Capital Expenditures. Make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except for Capital Expenditures not to exceed $25,000,000 in the aggregate during any fiscal year for the Company and all Subsidiaries, or commit to make aggregate Capital Expenditures in excess of such amount for any fiscal year.


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         9.8  Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

              (a)  Permitted Investments;

              (b)  investments existing on the Effective Date and listed on
         Schedule 9.8 hereto and any refinancings or refunding thereof in an amount not greater than the applicable amount set forth on Schedule 9.8;

              (c) extensions of trade credit in the ordinary course of business;

              (d) loans to officers for relocation expenses, not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time outstanding;

              (e) loans and advances to officers and employees of any Borrower or any Subsidiary for travel and entertainment and other business expenses in the ordinary course of business not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time outstanding;

              (f) Intercompany Loans, Advances or Investments existing on or after the Effective Date by a Borrower or any Guarantor to any other Borrower or any other Guarantor (provided that all Intercompany Loans covered by this clause shall be evidenced by and funded under an Intercompany Note encumbered in favor of the Agent pursuant to the applicable Security Agreement and provided further that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing);

              (g) Intercompany Loans, Advances or Investments made after the Effective Date by a Borrower to any Eligible Foreign Subsidiary in an aggregate amount not to exceed $15,000,000 at any one time outstanding (provided that all Intercompany Loans covered by this clause shall be evidenced by and funded under an Intercompany Note encumbered in favor of the Agent pursuant to the applicable Security Agreement and provided further that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing);

              (h)  acquisitions permitted pursuant to Section 9.4; and

              (i) other loans, advances or investments made on or after the Effective Date, in an aggregate amount not to exceed $7,000,000 at any one time outstanding.



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         9.9  Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of any Borrower or any Subsidiary unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of such Borrower's or Subsidiary's business and is upon fair and reasonable terms no less favorable to such Borrower Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

         9.10 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary, as the case may be.

         9.11 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any of the Borrowers or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into are allowed to exist.

         9.12 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed or any Capitalized Lease Obligation in excess of One Million Dollars ($1,000,000) excluding, subject to the terms hereof, the Indebtedness and payments and repayments of Intercompany Loans.

         9.13 Modification of Smartflex Acquisition Documents. Make, permit or consent to any amendment to the Smartflex Acquisition Documents except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents or (ii) does not have a material adverse affect on the interests of the Banks as creditors under this Agreement and the other Loan Documents.

10.      DEFAULTS

         10.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

              (a) non-payment when due of (i) the principal or interest under any of the Notes, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and any such Fees, continuance thereof for three (3) Business Days;

              (b) non-payment of any money by Borrowers under this Agreement or by Borrowers or any Subsidiary under any of the Loan Documents, other than as set forth in


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         subsection (a), above within ten (10) Business Days after notice from
         Agent that the same is due and payable;

              (c) default in the observance or performance of any of the conditions, covenants or agreements of any Borrower set forth in Sections 8.4(a), 8.5, 8.6, 8.7, 8.9 through 8.11, 8.16, 8.21 or Section
         9 (in its entirety);

              (d) default in the observance or performance of any of the conditions, covenants or agreements of any Borrower set forth in
         Section 8.1 or 8.2 and continuance thereof for a period of five (5) consecutive days;

              (e) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by any Borrower and continuance thereof for a period of thirty (30) consecutive days after written notice from the Agent;

              (f) any representation or warranty made by any Borrower or any Subsidiary herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue or misleading in any material adverse respect when made;

              (g) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of any Borrower, any Guarantor or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

              (h) default (i) in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder) of any Borrower or any Subsidiary in excess of One Million Dollars ($1,000,000) in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of any Borrower or any Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of One Million Dollars ($1,000,000) in the aggregate, which with the giving of notice or passage of time or both would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or terminate its commitment thereunder, as applicable;

              (i) the rendering of any judgment(s) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) individually or in the aggregate against any Borrower or any Subsidiary, and such judgment(s) shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and as to which an action is pending in which an active defense is being made with respect thereto;

              (j) the occurrence of a "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty


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



         Corporation of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of a Borrower or any of its Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan;

              (k) Any Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) takes any action to effectuate or authorize any of the foregoing; or (A) any involuntary Insolvency Proceeding is commenced or filed against any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process is issued, enforced or levied against a substantial part of any Loan Party's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (B) any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
         law) is ordered in any Insolvency Proceeding; or (C) any Loan Party acquiesces in the appointment of a receiver, receiver and manager, administrative receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or Agent therefor), or other similar Person for itself or a substantial portion of its property or business;

              (l)  Any of the following events shall occur:

                   (i) prior to any Initial Public Offering, Wallace K. Tsuha, Jr. shall cease to own or control, directly or indirectly but on a fully diluted basis, at least 51% of the capital stock having voting rights of each of the Borrowers; or

                   (ii) following an Initial Public Offering, (x) any Person and Affiliates of such Person shall own or control, directly or indirectly, a greater number of shares of the capital stock having voting rights of any of the Borrowers than are owned or controlled, directly or indirectly, by Wallace K. Tsuha, Jr. or (y) Wallace K. Tsuha, Jr. shall fail to own or control, directly or indirectly, more than 20% of the capital stock having voting rights of any of the Borrowers; or



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



                   (iii) Wallace K. Tsuha, Jr. shall for any reason cease to be the Chairman of the Board of each of the Borrowers.

              (m) any material provision of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Loan Party or the validity, binding effect or enforceability thereof shall be contested by any Loan Party, or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby.

         10.2 Exercise of Remedies. (a) If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the Revolving Credit Aggregate Commitment terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrowers; (c) upon the occurrence of any Event of Default specified in subsection 10.1(j), above, and notwithstanding the lack of any declaration by Agent under preceding clause (a), the entire unpaid principal Indebtedness, shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and Borrowers and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent may, and shall, if directed to do so by the Majority Banks or all Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

         10.3 Rights Cumulative. No delay or failure of the Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which the Banks would otherwise have.

         10.4 Waiver by Borrowers of Certain Laws. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.



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         10.5 Waiver of Defaults. No Event of Default may be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section
14.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company and Newco expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         10.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Borrowers but subject to the provisions of Section 11.4 hereof (any requirement for such notice being expressly waived by the Borrowers), set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower or any property of any Borrower from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. The Borrowers hereby grant to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrowers under this Agreement and all of the obligations of the Borrowers under each Loan Document to which it is a party. The rights of each Bank under this Section 10.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

11.      PAYMENTS, RECOVERIES AND COLLECTIONS

         11.1      Payment Procedure.

                   (a) All payments by the Borrowers of principal of, or interest on, the Notes, or of Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226 (care of Agent's Eurocurrency Lending Office, for Eurocurrency-based Advances). Upon receipt by the Agent of each such payment, the Agent shall make prompt payment in like funds received to each Bank as appropriate, or, in respect of Eurocurrency-based Advances, to such Bank's Eurocurrency Lending Office.

                   (b) Unless the Agent shall have been notified by the Borrowers prior to the date on which any payment to be made by the Borrowers is due that the Borrowers do not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Borrowers have remitted such payment when so due and the


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         Agent may, in reliance upon such assumption, make available to each
         Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                   (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

                   (d) All payments to be made by Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line Note) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Borrowers are compelled by law to make payment subject to such tax. In such event, Borrowers shall:

                        (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                        (ii) remit such tax to the relevant taxing authorities
                             according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line
                             Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Borrowers, of any such taxes payable by the Borrowers.

         As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions


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resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions hereunder, or the payment and or receipt of funds hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against any of the Borrowers, the Agent or any of the Banks).

         11.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes and any Reimbursement Obligation on a pro rata basis (or in such order and manner as determined by the Majority Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to Borrowers or the applicable Subsidiary, as the case may be. The application of such proceeds and other sums to the Notes and any Reimbursement Obligation shall be based on each Bank's respective Percentages, as applicable.

         11.3 Letter of Credit Liabilities For the purposes of payments and distributions under Section 11.2 hereof, the full amount of Indebtedness on account of any outstanding Letter of Credit shall be deemed to be then due and owing, and the face amount of any Letter of Credit then outstanding but not drawn upon and all Reimbursement Obligations (other than amounts attributable to interest, fees and costs) due on any Letters of Credit that have been drawn upon shall be considered principal owing pursuant to Indebtedness relating to Letters of Credit and the amount outstanding under the Letters of Credit for purposes of determining pro rata sharing or otherwise. Amounts distributable under Section
11.2 to the Banks on account of such Indebtedness under such Letters of Credit shall be deposited in a separate interest bearing cash collateral account in the name of and under the control of the Agent and held by the Agent, first as security for such Letter of Credit Indebtedness and then as security for all other Indebtedness, and the amount so deposited shall be applied to reimburse the Revolving Credit Banks for any drawings under any Letter of Credit, and if all letters of credit shall expire or terminate without being drawn upon, then such amounts shall be applied to the remaining Indebtedness in the order and manner provided under Section 11.2. Each Borrower, by its acknowledgment and acceptance of this Agreement, hereby grants to the Agent, for the benefit of the Banks, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for the Indebtedness as set forth above.

         11.4 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Notes and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter


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recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

         12.1 Reimbursement of Prepayment Costs. If any Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if any Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if any Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by such Borrower to Agent in accordance with the terms hereof requesting such Advance, or if any Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, the applicable Borrower shall reimburse Agent for itself and/or on behalf of any Bank, as the case may be, on demand for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by such Borrower to Agent for itself and/or on behalf of any Bank, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Agent and Banks shall deliver to Borrowers a certificate setting forth in reasonable detail the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         12.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.


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         12.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances, and the right of the Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby, together with accrued interest thereon, any amounts payable under Sections 12.1 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Borrowers notify Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         12.4 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to the Borrowers and to Agent. Thereafter, (a) the obligations of Banks to make Eurocurrency-based Advances and the right of any Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter the Borrowers may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         12.5 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending


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Offices) with any request or directive (whether or not having the force of law)
made by any such authority, central bank or comparable agency after the date hereof:

              (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

              (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement in respect of a Eurocurrency-based Advance, whether with respect to Advances to any of the Borrowers, then such Bank shall promptly notify Agent, and Agent (or such Bank, as aforesaid) shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, the applicable Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause the Borrowers to incur additional liability under Section 12.1 hereof, provided that Agent shall incur no liability whatsoever to the Banks or the Borrowers in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. Each Bank demanding compensation under this Section 12.5 shall deliver to the applicable Borrower such a certificate with, or promptly following, the delivery of the notice and demand referred to above. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.



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         12.6 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Borrowers, and thereafter the applicable Borrower shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder; notwithstanding the forgoing, however, the Borrowers shall not be required to pay any increased costs under this Section
12.6 and Sections 12.5 or 3.4(c) for any period ending prior to the date that is 180 days prior to the making of a Bank's initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Bank's request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Bank becomes aware of the applicable change in law or other event resulting in such increased costs. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Borrowers, reasonably promptly after becoming aware of any event described in this Section 12.6 and shall be conclusive, absent manifest error in computation.

         12.7 Substitution of Banks. If (a) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 12.3 or 12.4 or (b) any Bank has demanded compensation under Section 3.4(c), 12.5 or 12.6 or has defaulted in its obligation to make Advances under Article 2 (in each case, an "Affected Bank"), then the Borrowers shall have the right (subject to Section
14.8 hereof), with the assistance of the Agent, to seek a substitute Bank or Banks (which may be one or more of the Banks (the "Purchasing Bank" or "Purchasing Banks") to purchase the Advances of the Revolving Credit and assume the commitments (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Bank. The Affected Bank shall be obligated to sell its Advances of the Revolving Credit, and assign its commitments to such Purchasing Bank


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



or Purchasing Banks within fifteen days after receiving notice from Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Borrowers shall pay to the Affected Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Bank within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Bank under Section 12.1 if the applicable Borrower has prepaid the outstanding Eurocurrency-based Advances of the Affected Bank on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c), 12.5 and 12.6 to but excluding said date. Upon such sale, the Purchasing Bank or Purchasing Banks shall assume the Affected Bank's commitment, and the Affected Bank shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Affected Bank, as assignor, such Purchasing Bank, as assignee, Borrowers and the Agent, shall enter into an Assignment Agreement pursuant to Section 14.8 hereof, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment of the Affected Bank. In connection with any assignment pursuant to this Section 12.7, the Borrowers or the Purchasing Bank shall pay to the Agent the administrative fee for processing such assignment referred to in Section 14.8.

         12.8 Right of Banks to Fund through Branches and Affiliates. Each Bank may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Bank to make such Advance; provided that (a) such Bank shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Borrowers.

13.      AGENT

         13.1 Appointment of Agent. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrowers. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Borrowers, pro rata according to such Bank's Percentage, but excluding any such expense resulting from


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Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         13.2 Deposit Account with Agent. Each of the Borrowers hereby authorizes Agent, in Agent's sole discretion, to charge their respective general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

         13.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Borrowers, or any Subsidiary or Affiliate of the Borrowers, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Borrowers of the obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         13.4 Successor Agent. Agent may resign as such at any time upon at least 45 days prior notice to Borrowers and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Borrowers. Such successor agent shall thereupon


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



become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 13 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         13.5 Agent in its Individual Capacity. Comerica, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or its Subsidiaries) as if Comerica were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         13.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and its subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         13.7 Agent's Fees. The Company shall pay to Agent the annual agency fee and such other fees and charges in the amounts and at the times set forth in the letter agreement between the Company and Agent dated July 2, 1999, as such letter may be amended or restated from time to time. The Agent's Fees described in this Section 13.7 shall not be refundable under any circumstances, except that if Agent resigns, such Agent's Fees shall be prorated through the effective date of resignation.



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
         13.8 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Borrowers, or any of their Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         13.9 Indemnification. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Borrowers, but without limiting the obligation of Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Borrowers for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

         13.10 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks,


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

promptly upon receipt, with copies of all other notices or other information required to be provided by Borrowers hereunder.

         13.11 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

         13.12 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be, (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         13.13  Collateral Matters.

         (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) The Banks agree to release, and hereby irrevocably authorize the Agent to release, any Lien granted to or held by the Agent upon any Collateral
(i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder; or (iii) if approved, authorized or ratified in writing by the Majority Banks, or all the Banks, as the case may be, as provided in Section 14.11. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 13.13(b).


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

14.      MISCELLANEOUS

         14.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         14.2 Consent to Jurisdiction. The Borrowers, Agent and the Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and, Agent and the Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Borrowers irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 14.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against any Borrower or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Borrowers hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

         14.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.4 [Reserved].

         14.5 Closing Costs and Other Costs; Indemnification. (a) Borrowers agree to pay, or reimburse the Agent for payment of, on demand (i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees (but without duplication of fees and expenses for the same services provided to the same party) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or


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


determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) in connection with any Default or Event of Default, all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with the amendment, waiver or enforcement of this Agreement, or the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Borrowers, if not paid when due, may be charged by Agent as a Prime-based Advance against the Revolving Credit Notes.

         (b) Borrowers agree to indemnify and save Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default (including in connection with any "workout" or restructuring regarding the Indebtedness hereunder, and including in any Insolvency Proceeding or appellate proceeding), or enforcing the obligations of Borrowers or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 14.5(b).

         (c) Borrowers agree to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Borrower or any Subsidiary, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by any Borrower or any Subsidiary, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by any Borrower or any Subsidiary,
(vi) complying with all Hazardous Material Laws and/or (vii) any violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental


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studies required by Agent or any Bank in connection with the violation of
Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct. The obligations of Borrowers under this Section 14.5(c) shall be in addition to any and all other obligations and liabilities Borrowers may have to Agent or any of the Banks at common law or pursuant to any other agreement.

         14.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the signature pages hereof or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 14.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given 2 Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above.

         14.7 Further Action. Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         14.8 Successors and Assigns; Participations; Assignments.

         (a) This Agreement shall be binding upon and shall inure to the benefit of Borrowers and the Banks and their respective successors and assigns.

         (b) The foregoing shall not authorize any assignment by Borrowers, of their rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

         (c) Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any


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commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default, and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank. Borrowers authorize each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Borrowers which has been delivered to such Bank pursuant to this Agreement, provided that such prospective assignee or participant shall have agreed to be bound by the provisions of Section 14.12 hereof.

         (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

             (i)   each assignment shall be in a minimum amount of the lesser of
                   (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent may agree and (y) the entire remaining amount of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $10,000,000; and

             (ii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment, except that such assignment fee shall not be required if the assignee is an Affiliate of the assignor.

In connection with any assignment, Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment

Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Borrowers shall execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, replacement Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by Borrowers. Agent, the Banks and Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Borrowers and each of the Banks a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

         (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

             (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

             (ii) except as expressly set forth in this Section 14.8(e) with respect to rights of setoff and the benefits of Section 12 hereof, a participant shall have no direct rights or remedies hereunder;

             (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

             (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of Borrowers relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such Bank), except for those matters covered by Section 14.11(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Borrowers agree that each participant shall be deemed to have the right of setoff under Section 10.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.4 hereof and shall be entitled to the benefits of Section 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Borrowers, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

         (f) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         14.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

         14.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         14.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Borrowers or any other Persons which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any Bank's commitments hereunder, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 10.1(a) or (b) hereof, (e) except as expressly permitted hereunder, release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person, (f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Loan Document, (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan Document or (i) change the definitions of "Percentage", or of "Majority Banks" or this Section 14.11; provided further, that no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank do any of the following:
(x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

         14.12 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of Borrowers (other than to its employees, another Bank or to its auditors or counsel) any information with respect to Borrowers which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Borrowers, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid, provided that such financial institution, transferee or assignee agrees to be bound by the provisions of this Section 14.12.

         14.13 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent (x) two executed copies of (i) Internal Revenue Service Form 1001 (or any successor form) specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank or (ii) Internal Revenue Service Form 4224 (or any successor form) evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United

States or (y) other evidence satisfactory to the Agent and Borrowers that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent.

         14.14 Taxes and Fees. Should any tax (other than as a result of a Bank's failure to comply with Section 14.13 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Borrowers agree to pay the same, together with any interest or penalties thereon arising from the Borrowers' act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 14.14 shall affect or reduce the rights of any Bank or the Agent under Section 12.6 hereof.

         14.15 WAIVER OF JURY TRIAL. EACH OF THE BANKS, THE AGENT AND THE BORROWERS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS, AND THE AGENT, OR BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         14.16 Interest. It is the intention of the parties hereto that each Bank and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Loan Documents payable to such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under the Notes payable to such Bank, this

Agreement, the Loan Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Loan Documents shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited automatically, if theretofore paid, on the principal amount of the Indebtedness owed to such Bank or, if no Indebtedness to such Bank is outstanding, shall be refunded to Borrowers by such Bank, and (ii) in the event that the maturity of any such Note or other Indebtedness is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Bank shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the Indebtedness owed to such Bank by the Borrowers or, if no Indebtedness to such Bank is then outstanding, shall be refunded by such Bank to the Borrowers.

         14.17 Complete Agreement; Conflicts. This Agreement, the Notes, any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the other Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

         14.18 Severability. In case any one or more of the obligations of the Borrowers or any other Person under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers, or such Person shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers and such Person under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

         14.19 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

         14.20 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         14.21 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

         14.22 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrowers or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrowers or any such party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Borrowers set forth in Sections 12.5 and 12.6 hereof (together with any other indemnities of Borrowers or any other Person contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in
Section 13.9 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

         14.23 Merger Agreement; Effect. The Merger Agreement provides for the merger of Newco with and into Smartflex as the surviving corporation, in accordance with the Delaware General Corporation Law ("DGCL"). Upon and following the Merger Date, and as provided in Section 2.03 of the Merger Agreement and Section 259 of the DGCL, (i) all obligations of Newco under this Agreement and the other Loan Documents to which Newco is a party shall be and become the direct obligations of Smartflex without further action, assignment or assumption by Newco, Smartflex or any other Person, (ii) all references to Newco in this Agreement and the other Loan Documents shall be deemed to be references to Smartflex, and (iii) the Borrowers (including Smartflex) will execute and deliver new Revolving Credit Notes naming Smartflex as a maker.

         14.24 Joint and Several Liability of Borrowers and Related Matters.

         (a) Each of the Borrowers acknowledges and agrees that it is the intent of the parties that each such Borrower be primarily liable for the obligations as a joint and several obligor (except as set forth in sub-section (g), below). It is the intention of the parties that with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Advances and other extensions of credit taken by the other Borrowers, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

              (i) any lack of validity, legality or enforceability of this Agreement or any Note as to any Borrower, as the case may be;

              (ii) the failure of any Bank or any holder of any Note:

                   (A) to enforce any right or remedy against any Borrower, as the case may be, or any other Person (including any guarantor) under the provisions of this Agreement, such Note, or otherwise, or

                   (B) to exercise any right or remedy against any guarantor of, or collateral securing, any obligations;

              (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other extension, compromise or renewal of any Indebtedness;

              (iv) any reduction, limitation, impairment or termination of any Indebtedness with respect to any Borrower, as the case may be, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Borrowers hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness with respect to any Borrower, as the case may be;

              (v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Bank or any holder of the Notes securing any of the Indebtedness; or

              (vi) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Indebtedness) available to, or a legal or equitable discharge of, any Borrower, as the case may be, any surety or any guarantor.

         (b) Each of the Borrowers agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must be restored by any Bank or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, as the case may be, as though such payment had not been made.

         (c) Each of the Borrowers hereby expressly waives: (i) notice of the Banks' acceptance of this Agreement; (ii) notice of the existence or creation or non payment of all or any of the Indebtedness other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; and (iv) all diligence in collection or protection of or realization upon the Indebtedness or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing, subject, however, in the case of Collateral in the possession of Agent or a Bank to such Person's duty to use reasonable care in the custody and preservation of such Collateral.

         (d) No delay on any of the Banks' part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Banks of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Banks permitted hereunder shall in any way affect or impair any such Banks' rights or any Borrower's Indebtedness under this Agreement.

         (e) Each of the Borrowers hereby represents and warrants to each of the Banks that it now has and will continue to have independent means of obtaining information concerning the Borrowers' affairs, financial condition and business. Banks shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning such Borrower's affairs, financial condition or business which may come into the Banks' possession.

         (f) Each of the Borrowers represents and warrants (i) that the business operations of the Borrowers are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions; and (ii) that, to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and that (iii) the proceeds of advances under the Revolving Credit, the Swing Line and any other credit facilities extended hereunder will directly or indirectly benefit the Borrowers hereunder, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such Advances.

         (g) Notwithstanding anything to the contrary contained herein, it is the intention of the Borrowers, Agent and the Banks that the amount of the respective Borrowers' obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Borrowers' respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Borrowers' respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Borrowers' respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 14.24(g), then the amount of such excess shall, from and after the time of payment by the Borrowers (or any of them), be reimbursed by the Banks upon demand by such Borrowers. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Borrowers to the maximum extent permitted by Applicable Insolvency Laws and neither any Borrower nor any Guarantor nor any other Person shall have any right or claim under this
Section 14.24(g) that would not otherwise be available under Applicable Insolvency Laws.

       14.25 Complete Agreement; Amendment and Restatement. This Agreement, the Notes, any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment to and restatement in its entirety of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the

Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

                                      * * *

                     [Signatures Follow On Succeeding Page]

       WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK, as Agent                   SATURN ELECTRONICS &
                                          ENGINEERING, INC.


By:  /s/ David B. Martin                  By: /s/ Donald J. Cowie
   --------------------------------           ---------------------------------
Its: Vice President                       Its:    CFO
One Detroit Center                             --------------------------------
500 Woodward Avenue                       255 Rex Boulevard
9th Floor MC 3289                         Auburn Hills, Michigan 48326
Detroit, Michigan 48226                   Telephone: (248) 853-5724
Attention: Jason L. Stoecker              Facsimile No. (248) 853-2645
Telephone: (313) 222-3516                 Attention: Wallace K. Tsuha, Jr.
Facsimile No. (313) 222-9434

                                          SATURN MANUFACTURING CO.


                                          By: /s/ Donald J. Cowie
                                              ---------------------------------
                                          Its:    CFO
                                               --------------------------------
                                          255 Rex Boulevard
                                          Auburn Hills, Michigan 48326
                                          Telephone: (248) 853-5724
                                          Facsimile No. (248) 853-2645
                                          Attention: Wallace K. Tsuha, Jr.

                                          SSI ACQUISITION CORP.


                                          By: /s/ Donald J. Cowie
                                              ---------------------------------
                                          Its:    CFO
                                               --------------------------------
                                          255 Rex Boulevard
                                          Auburn Hills, Michigan 48326
                                          Telephone: (248) 853-5724
                                          Facsimile No. (248) 853-2645
                                          Attention: Wallace K. Tsuha, Jr.


SWING LINE BANK:                          COMERICA BANK


                                          By: /s/ Jason L. Stoecker
                                              ---------------------------------
                                          Its:    AVP
                                               --------------------------------
                                          One Detroit Center
                                          500 Woodward Avenue
                                          6th Floor, MC 3241
                                          Detroit, Michigan 48226
                                          Attention: David B. Marvin
                                          Telephone No. (313) 222-5087
                                          Facsimile No. (313) 222-5759


BANKS:                                    COMERICA BANK


                                          By: /s/ Jason L. Stoecker
                                              ---------------------------------
                                          Its:    AVP
                                               --------------------------------
                                          One Detroit Center
                                          500 Woodward Avenue
                                          6th Floor, MC 3241
                                          Detroit, Michigan 48226
                                          Attention: David B. Marvin
                                          Telephone No. (313) 222-5087
                                          Facsimile No. (313) 222-5759

                                  SCHEDULE 1.1

                      APPLICABLE FEE PERCENTAGE AND MARGINS

         BASIS FOR PRICING               LEVEL I               LEVEL II               LEVEL III                LEVEL IV
=========================================================================================================================
         Funded Debt Ratio                                    > 2 to 1              > 2.5 to 1
                                                              -                     -
                                        < 2 to 1                but                     but                    > 3 to 1
                                                                                                               -
                                                              < 2.5 to 1            < 3 to 1
-------------------------------------------------------------------------------------------------------------------------

         Revolving Credit                 0.15%                 0.25%                  0.375%                    0.50%
           Facility Fee
-------------------------------------------------------------------------------------------------------------------------
       Eurocurrency Margin                1.50%                 1.75%                  2.0%                     2.25%
-------------------------------------------------------------------------------------------------------------------------
       Prime-based Margin                    0%                    0%                    0%                      .25%
-------------------------------------------------------------------------------------------------------------------------
       Letter of Credit Fee               1.50%                 1.75%                  2.0 %                    2.25%
    (exclusive of issuing fee)
=========================================================================================================================


                                                               REVISED--11/22/99

                                  SCHEDULE 1.2

                                   PERCENTAGES

================================================================================
          Bank                                          Percentage
--------------------------------------------------------------------------------
         Comerica Bank                                      64%
--------------------------------------------------------------------------------
          Summit Bank                                        8%
--------------------------------------------------------------------------------
         U.S. Bank N.A.                                     12%
--------------------------------------------------------------------------------
  Union Bank of California, N.A.                            16%
--------------------------------------------------------------------------------
                                                           100%
================================================================================

                                                               REVISED--11/22/99

                                  SCHEDULE 1.2

                                   PERCENTAGES

================================================================================
          Bank                                          Percentage
--------------------------------------------------------------------------------
      Comerica Bank                                        100%
                                                           100%
================================================================================

                                 SCHEDULE 6.3(b)

                           Jurisdiction of UCC Filings


Prior to the Smartflex Acquisition

I.     The Company
       a.   Michigan Secretary of State
       b.   North Carolina Secretary of State
       c.   Nash County, North Carolina
       d.   Oakland County, Michigan
       e.   Ottawa County, Michigan

VI.    Manufacturing
       a.   Ohio Secretary of State
       b.   Mississippi Secretary of State
       c.   Quitman County, MS

IV.    Newco
       a.   Delaware Secretary of State
       b.   Michigan Secretary of State

After the Smartflex Acquisition

II.    Smartflex
       a.   California Secretary of State
       b.   Orange County, California
       c.   Santa Clara County California
       d.   Alameda County, California

V.     Logical Services Incorporated
       a.   California Secretary of State
       b.   Santa Clara County, California

III.   Smartflex Freemont, Inc.
       a.   California Secretary of State
       b.   Orange County, California
       c.   Santa Clara County, California
       d.   Alameda County, California

V.     Smartflex New England, Inc.
       a.   New Hampshire Secretary of State
       b.   Hudson County, New Hampshire
       c.   Hillsborough County, New Hampshire

IV.    Smartflex New Jersey, Inc.
       a.   New Jersey Secretary of State
       b.   Monmouth County, New Jersey

                                  SCHEDULE 6.4

                                 LEASED PROPERTY


1.   2119 Austin
     Rochester Hills, Michigan

2.   255 Rex Blvd.
     Auburn Hills, Michigan

3.   1098 Second Street
     Marks, Mississippi

                                  SCHEDULE 7.9

                              COMPLIANCE WITH LAWS


                                      NONE

                                  SCHEDULE 7.12

                                   LITIGATION


                                      None

                                  SCHEDULE 7.13

                          CONSENTS, APPROVALS, FILINGS


The respective Boards of Directors of the Borrowers have approved this Agreement and the other Loan Documents.

                                  SCHEDULE 7.16

                   PENSION PLANS SUBJECT TO TITLE IV OF ERISA


                                      None

                                  SCHEDULE 7.18

                              ENVIRONMENTAL MATTERS


                                      None

                                  SCHEDULE 9.3

                              GUARANTEE OBLIGATIONS

                                      None

                                  SCHEDULE 9.8

                                   INVESTMENTS


         Investments in all existing subsidiaries of Saturn Electronics & Engineering, Inc.

                                    EXHIBIT A

                      REQUEST FOR REVOLVING CREDIT ADVANCE



No.                                                     Dated:
   ------------                                               -----------------

To:                   Comerica Bank - Agent

Re: Saturn Electronics & Engineering, Inc. Credit Agreement by and among Comerica Bank, as Agent, the lenders from time to time parties thereto (collectively, "Banks"), Saturn Electronics & Engineering, Inc., Saturn Manufacturing Co., and SSI Acquisition Corp. (collectively, "Borrowers") dated as of August 24, 1999 (as amended from time to time, the "Agreement").


                      Pursuant to the Agreement, the undersigned Borrower requests a Revolving Credit Advance from the Banks as follows:

                      A.         Date of Advance:
                                                 ---------------------

                      B.         Amount of Advance:

                                 $
                                  ---------


                                 / /    Comerica Bank Account No.
                                                                 ---------------

                                 / /    Other:
                                              ----------------------------------
                                              ----------------------------------

                      C.         Type of Activity:

                                 1.     Advance                            / /

                                 2.     Refunding                          / /

                                        of a Revolving Credit Advance      / /

                                        of a Swing Line Advance            / /

                                 3.     Conversion                         / /

                      D.         Interest Rate:

                                 1.     Prime-based Rate                   / /

                                 2.     Eurocurrency-based Rate            / /


                      E.         Interest Period (for Eurocurrency-based
                                 Advances only):

                                 1.     One (1) Month                      / /

                                 2.     Two (2) Months                     / /

                                 3.     Three (3) Months                   / /

                                 4.     Six (6) Months                     / /



                      The undersigned certifies to the matters specified in
Section 2.3(g) of the Agreement.


                                           -------------------------------------


                                       By:
                                           -------------------------------------

                                       Its:
                                           -------------------------------------

Agent Approval:
               ---------------------

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE

$                                                              , 1999
 ---------------------------                       ------------


         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Saturn Electronics & Engineering, Inc., a Michigan corporation, SSI Acquisition Corp., a Delaware corporation, and Saturn Manufacturing Co., an Ohio corporation (collectively, "Borrowers") jointly and severally promise to pay to the order of [insert Bank] ("Bank") at Detroit, Michigan, in care of Agent, in lawful money of the United States of America, the sum of [Insert amount derived from Percentages] Dollars ($ ), or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to the Saturn Electronics & Engineering, Inc. Credit Agreement dated as of August 24, 1999, made by and among the Borrowers, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan (without regard to its conflict of laws principles).

         Each Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                             SATURN ELECTRONICS &
                                             ENGINEERING, INC.



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------



                                             SATURN MANUFACTURING CO.



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


                                             SSI ACQUISITION CORP.



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                    EXHIBIT C

                             LETTER OF CREDIT NOTICE


TO:      Members of the Bank Group

RE: Issuance of Letter of Credit pursuant to Article 3 of the Saturn Electronics & Engineering, Inc.("Company") Credit Agreement (as amended or otherwise modified from time to time, "Agreement") dated August 24, 1999 among Company, Manufacturing, Newco, Agent and the Banks.


         On                     ,          ,1/ Issuing Bank, in accordance
with Article 3 of the Agreement, issued its Letter of Credit number
  , in favor of                     2/ for the account of. The face amount of
such Letter of Credit is $            . The amount of each Bank's participation
in the Letter of Credit is as follows:3/

         Comerica Bank                               $
                                                      --------
         -------------------------                   $
                                                      --------
         -------------------------                   $
                                                      --------


         This notification is delivered this     day of       ,       , pursuant
to Section 3.3 of the Agreement. Except as otherwise defined, capitalized terms used herein have the meanings given them in the Agreement.


                                             Signed:

                                             COMERICA BANK, AS AGENT



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

--------

1/Date of Issuance

2/Beneficiary

3/Amounts based on Percentages

                                  SCHEDULE 7.19

                           SUBSIDIARIES OF THE COMPANY


1.   Saturn Manufacturing Co., an Ohio corporation

2.   SSI Acquisition Corp., a Delaware corporation

3.   Saturn Electronics Texas, L.L.C., a Texas limited liability company.

4.   Saturn Electronics de Juarez, S.A. de C.V., a Mexican corporation.

5.   Saturn de Monterrey, S.A. de C.V., a Mexican corporation

6.   Saturn Electronics (Barbados), Inc., a Barbados corporation

7.   Beijing Saturn Electronics Co., Ltd., a Chinese corporation

                                  SCHEDULE 7.20

                             CONTINGENT OBLIGATIONS


         A component provided by the Company has experienced some failures. The Company currently estimates that the cost to address this matter could range from $200,000 to $1,500,000.

                                  SCHEDULE 7.23

                     OWNERSHIP INTERESTS; RIGHTS TO PURCHASE


OWNERSHIP INTERESTS


1.   Saturn Electronics & Engineering, Inc.

                         Owners of Class A Voting Stock

     Wallace K. Tsuha Trust dated Oct. 14, 1991                                                63.75%

     MascoTech, Inc.                                                                           36.25%

                        Owners of Class B Nonvoting Stock

     Tsuha Trusts                                                                              63.75%

     MascoTech, Inc.                                                                           36.25%

2.   Saturn Manufacturing Co.

     Owned 100% by Saturn Electronics & Engineering, Inc.

3.   SSI Acquisition Corp.

     Owned 100% by Saturn Electronics & Engineering, Inc.

4.   Saturn Electronics Texas, L.L.C.

                           Owners of Voting Interests


     Saturn Electronics & Engineering, Inc.                                                       55%

     Lear Corporation (formerly United Technologies Automotive, Inc.)                             45%

                         Owners of Non-Voting Interests


     Roland Lartigue                                                                             100%
                              (2% total Interests)

5.   Saturn Electronics de Juarez, S.A. de C.V.



                                   Series B-1

         Saturn Electronics Texas, L.L.C.                                                      99.9%

         Saturn Electronics & Engineering, Inc.                                                  .1%

                                   Series B-2

         Saturn Electronics Texas, L.L.C.                                                       100%

6.       Saturn de Monterrey, S.A. de C.V.

                                   Series B-1

         Saturn Manufacturing Co.                                                              99.9%

         Wallace K. Tsuha, Jr.                                                                   .1%

                                   Series B-2

         Saturn Manufacturing Co.                                                               100%

7.       Saturn Electronics (Barbados), Inc.

         Saturn Electronics & Engineering, Inc.                                                 100%

8.       Beijing Saturn Electronics Co., Ltd.

         Saturn Electronics & Engineering, Inc.                                                  57%

         Beinei Group Corporation                                                                38%

         China Modernization Institute, Inc.                                                     5%]



OUTSTANDING RIGHTS

1. Under the 1995 Management Stock Option Program, certain directors, officers and executive personnel of Saturn Electronics & Engineering, Inc. and its subsidiaries are eligible to receive stock options to acquire stock in Saturn Electronics & Engineering, Inc.

9. Under the Stockholders Agreement dated March 21, 1995, as amended, the stockholders of Saturn Electronics & Engineering, Inc. have pre-emptive rights in accordance with Section 343 of the Michigan Business Corporation Act as specified in such agreement.

10. Under the Membership Interest Agreement dated February, 28, 1999 between Saturn Electronics Texas, L.L.C. (Saturn/Texas) and Roland E. Lartigue, Mr. Lartigue has been granted a one percent Non-Voting percentage interest in Saturn/Texas which will vest on February 28, 2000 if Mr. Lartigue is employed by Saturn/Texas on this date. In addition, Mr. Lartigue is eligible to receive an additional one percent Non-Voting percentage interest in Saturn/Texas on February 28, 2000, which will vest on February 28, 2001 if Mr. Lartigue is employed by Saturn/Texas on this date.

                                  SCHEDULE 9.1

                                  INDEBTEDNESS


There are currently outstanding loans owed to Comerica Bank pursuant to the Credit Agreement dated as of September 20, 1995, as amended, with Saturn Electronics & Engineering, Inc. and Saturn Manufacturing Co.

                                  SCHEDULE 9.2

                                      LIENS

--------------------------------------------------------------------------------------------------------------
Jurisdiction            Date                    File #             Secured Party          Debtor
--------------------------------------------------------------------------------------------------------------

Michigan                4/12/99                 D502002            Rockford               Saturn Electronics &
Secretary of                                                                              Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                4/12/99                 D502001            Rockford               Saturn Electronics &
Secretary of                                                                              Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                11/10/98                D442187            IBM Credit             Saturn Electronics &
Secretary of                                                       Corporation            Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                3/17/98                 D350413            IKON Office            Saturn Electronics &
Secretary of                                                       Solutions              Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                12/10/97                D314025            Advance                Saturn Electronics &
Secretary of                                                       Acceptance             Engineering, Inc.
State                                                              Corporation
--------------------------------------------------------------------------------------------------------------
Michigan                5/9/97                  D230741            IBM Credit             Saturn Electronics &
Secretary of                                                       Corporation            Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                12/9/96                  80742B            Octel Capital          Saturn Electronics &
Secretary of                                                                              Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                5/16/96                 D096611            Dougherty              Saturn Electronics &
Secretary of                                                       Equipment              Engineering, Inc.
State                                                              Company, Inc.
--------------------------------------------------------------------------------------------------------------
Michigan                9/16/96                 D138646            Clarklift of           Saturn Electronics &
Secretary of                                                       Detroit, Inc.          Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Michigan                9/16/96                 D131112            Clarklift of           Saturn Electronics &
Secretary of                                                       Detroit, Inc.          Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
Jurisdiction            Date                    File #             Secured Party          Debtor
--------------------------------------------------------------------------------------------------------------
North Carolina,         4/5/99                  1990033088         Rockford               Saturn Electronics &
Secretary of                                                                              Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
North Carolina,         4/5/99                  1990033087         Rockford               Saturn Electronics &
Secretary of                                                                              Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
North Carolina,         12/30/97                001534530          Mellon First           Saturn Electronics &
Secretary of                                                       United                 Engineering, Inc.
State                                                              Leasing
--------------------------------------------------------------------------------------------------------------
North Carolina,         5/16/96                 1340915            Dougherty              Saturn Electronics &
Secretary of                                                       Equipment              Engineering, Inc.
State                                                              Company, Inc.
--------------------------------------------------------------------------------------------------------------
North Carolina,         4/5/99                  99-848             Rockford               Saturn Electronics &
Nash County                                                        Industries, Inc.       Engineering, Inc.
--------------------------------------------------------------------------------------------------------------
North Carolina,         4/5/99                  99-847             Rockford               Saturn Electronics &
Nash County                                                        Industries, Inc.       Engineering, Inc.
--------------------------------------------------------------------------------------------------------------
North Carolina,         5/14/96                 961515             Dougherty              Saturn Electronics &
Nash County                                                        Equipment              Engineering, Inc.
                                                                   Company, Inc.
--------------------------------------------------------------------------------------------------------------
Mississippi,            4/2/99                  1309588            Rockford               Saturn Electronics &
Secretary of                                                       Industries, Inc.       Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Mississippi,            4/2/99                  1309584            Rockford               Saturn Electronics &
Secretary of                                                       Industries, Inc.       Engineering, Inc.
State
--------------------------------------------------------------------------------------------------------------
Mississippi,            1/8/99                  1284082            Associates             Saturn Electronics &
Secretary of                                                       Commercial             Engineering, Inc.
State                                                              Corporation            AND
                                                                   (a/k/a AT&T            Saturn Manufacturing
                                                                   Commercial             Co.
                                                                   Corporation)
--------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

                         REQUEST FOR SWING LINE ADVANCE


No.                                                 Dated:
   ----------------                                       -------------------


To:      Comerica Bank, Swing Line Bank

Re: Saturn Electronics & Engineering, Inc. Credit Agreement by and among Comerica Bank, as Agent, the lenders from time to time parties thereto (collectively, "Banks"), Saturn Electronics & Engineering, Inc., Saturn Manufacturing Co. and SSI Acquisition Corp. (collectively, "Borrowers") dated as of August 24, 1999 (as amended from time to time, the "Agreement").


         Pursuant to the Agreement, the undersigned Borrower requests a Swing Line Advance from the Swing Line Bank as follows:

         A.       Date of Advance:
                                  ------------------------

         B.       Amount of Advance:

                  $
                   ------------

                  / /      Comerica Bank Account No.
                                                    ------------------------

                  / /      Other:
                                 ---------------------------------
                                 ---------------------------------

         C.       Interest Rate:

                  1.       Prime-based Rate                   / /

                  2.       Quoted Rate                        / /


         D.       Interest Period:

                  1.                    days1/
                       ------------
--------
     1/Insert up to 30 days.

         The undersigned Borrower certifies to the matters specified in Section 2.5(c)(vii) of the Agreement.




                                             -----------------------------------

                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                    EXHIBIT E

                                 SWING LINE NOTE

$5,000,000                                                                , 1999
                                                                  --------


         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Saturn Electronics & Engineering, Inc., a Michigan corporation, SSI Acquisition Corp., a Delaware corporation, and Saturn Manufacturing Co., an Ohio corporation (collectively "Borrowers"), jointly and severally promise to pay to the order of Comerica Bank ("Bank") at 500 Woodward Avenue, Detroit, Michigan in lawful money of the United States of America, the sum of Five Million Dollars ($5,000,000), or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to Section 2.5 of the Saturn Electronics & Engineering, Inc. Credit Agreement dated as of August 24, 1999, executed by and among the Borrowers, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         The unpaid principal indebtedness from time to time outstanding under this Note shall be due and payable on the last day of the Interest Period applicable thereto or as otherwise set forth in the Agreement, provided that no Swing Line Advance may mature or be payable on a day later than the Revolving Credit Maturity Date.

         Each of the Swing Line Advances made hereunder shall bear interest at the Prime-based Rate or the Quoted Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan (without regard to its conflict of laws provisions).

         Each Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                             SATURN ELECTRONICS &
                                             ENGINEERING, INC.



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


                                             SSI ACQUISITION CORP.



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


                                             SATURN MANUFACTURING CO.



                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                    EXHIBIT F

                                     FORM OF
                    SWING LINE LOAN PARTICIPATION CERTIFICATE


                                                     ___________________ , ____


[Name of Bank]

_________________________

_________________________


Ladies and Gentlemen:

         Pursuant to subsection 2.5(e)(ii) of the Credit Agreement dated as of August 24, 1999, among Saturn Electronics & Engineering, Inc., Saturn Manufacturing Co. and SSI Acquisition Corp. the undersigned hereby acknowledges
receipt from you of $                    as payment for a participating interest
in the following Swing Line Loan:

         Date of Swing Line Loan:________________________________

         Principal Amount of Swing Line Loan:____________________

The participation evidenced by this certificate shall be subject to the terms and conditions of the Revolving Credit Agreement including without limitation
Section 2.5 thereof.


                                              Very truly yours,

                                              COMERICA BANK, as Agent



                                              By: ____________________________

                                              Its:____________________________

                                   EXHIBIT G

                           FORM OF INTERCOMPANY NOTE


                               INTERCOMPANY NOTE

                        BORROWER OR GUARANTOR, AS MAKER

                                                          ________________, 1999

         ON DEMAND, FOR VALUE RECEIVED, the undersigned ("MAKER") promises to pay to the order of Saturn Electronics & Engineering, Inc. from which it has received advances of credit ("Holder") at such place as shall be designated from time to time by each such Holder to Maker, in lawful money of the United States of America or in such other currencies applicable to any particular advance made hereunder (each an "Advance" and, collectively, the "Advances") which may, from time to time, be outstanding hereunder, such sum as may from time to time have been advanced by Holder to Maker and then be outstanding hereunder, together with interest thereon as hereinafter set forth.

         Each Advance shall bear interest at Holder's average cost of Borrowing as certified by Holder from time to time.

         Interest on the unpaid balance of all Advances shall be payable in
immediately available funds quarterly commencing on                   , 1999 and
on the first day of each calendar quarter thereafter. Interest accruing shall be computed on the basis of a 365 day year and assessed for the actual number of days elapsed.

         This Note is a note under which advances, repayments and readvances may be made from time to time.

         Upon the occurrence and during the continuance of an Event of Default, as defined in that certain Saturn Electronics & Engineering, Inc. Credit Agreement dated as of August 24, 1999 (as amended, or otherwise modified from time to time, the "Credit Agreement") by and among Saturn Electronics & Engineering, Inc., a Michigan corporation ("Company"), Saturn Manufacturing, Co., an Ohio corporation ("Manufacturing"), SSI Acquisition Corp., a Delaware corporation ("SSI"), certain financial institutions from time to time signatory thereto (the "Banks") and Comerica Bank, as Agent for the Banks (the "Agent"), and following receipt of notice from the Agent, (A) no payments may be made of the principal of or interest on this Note, and (B) this Note shall be fully subordinated in all respects to the Indebtedness (as defined in the Credit Agreement).

         As used herein, "Senior Creditors" shall refer to the Banks and "Senior Indebtedness" shall refer to the Indebtedness under the Credit Agreement.

         During the period when payments of interest hereon are not permitted by the second preceding paragraph, interest shall accrue and be added to principal on each interest payment date.

         Maker agrees, and Holder by accepting this Note agrees, that: (A) the obligations evidenced by this Note are subordinated in right of payment, to the prior payment in full of all the Senior Indebtedness; the subordination is for the benefit of the Senior Creditors, and each Senior Creditor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Indebtedness in reliance upon the covenants and provisions contained in this Note; (B) if Maker is prohibited by the terms of this Note from making any payment of principal, interest or any other sum under or in respect of this Note when due, and therefore the Maker shall fail to pay when due any such sum, such failure shall not constitute a default or event of default under and in respect of this Note (provided that interest shall continue to accrue as provided herein and be added to principal as herein set forth); and
(C) no revision to any provision of this Note applicable or relevant to the subordination of this Note to the Senior Indebtedness shall be made or become effective until approved in writing by the Agent.

         Upon any distribution (whether cash, securities or other property, by setoff or otherwise) to creditors of Maker in a liquidation or dissolution of Maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Maker or its property: (A) Senior Creditors shall be entitled to payment in full of all obligations with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rates specified for the applicable Indebtedness) to the date of payment of the Indebtedness before Holder shall be entitled to receive any payment of any obligations with respect to this Note; and (B) until all obligations with respect to the Senior Indebtedness are paid in full, any distribution to which Holder would be entitled shall be made to Senior Creditors as their interests may appear.

         No right of any Senior Creditor to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Maker or by its failure to comply with the terms and conditions of this Note.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Maker hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Terms not defined herein shall have the meanings set forth in the Credit Agreement.

         Nothing herein shall limit any right granted Holder by any other instrument or by law.

                                     SATURN MANUFACTURING, CO.


                                     By:
                                         ---------------------------------------

                                     Its:
                                          --------------------------------------

Dated:                   , 1999
       -----------------


                                     Pay to the order of Comerica Bank, as Agent

                                     By:  SATURN ELECTRONICS &
                                          ENGINEERING, INC.


                                     By:
                                         ---------------------------------------

                                     Its:
                                          --------------------------------------

                                    EXHIBIT H

                           COVENANT COMPLIANCE REPORT


To:      Comerica Bank, as Agent

         Re: Saturn Electronics & Engineering, Inc. Credit Agreement dated as of August 24, 1999 (as amended or otherwise modified from time to time, the "Agreement")

         This Covenant Compliance and Interest Rate Adjustment Report ("Report") is furnished pursuant to Section 8.2(a) of the Agreement and sets forth various
information as of              ,        (the "Computation Date").

         1. Funded Debt Ratio. On the date of determination, the Funded Debt
Ratio, which is required to be not more than       to 1.0, was     to 1.0 as
computed in the supporting documents attached as Schedule 1.

         2. Consolidated Net Worth. On the date of determination, Consolidated
Net Worth, which is required to be not less than $            , was
$            , as computed in the supporting documents attached hereto as
Schedule 2.

         3. Fixed Charge Coverage Ratio. On the date of determination, the Fixed
Charge Coverage Ratio, which is required to be not less than     to 1, was
to 1, as computed in the supporting documents attached hereto as Schedule 3.

         4. Eurocurrency Margins. The applicable Eurocurrency Margin which shall become effective pursuant to the provisions of Section 5.1 of the Agreement is
    %:

         5. Prime-based Margins. The applicable Prime-based Margin which shall become effective pursuant to the provisions of Section 5.1 of the Agreement is
    %:

         6. Fees. The applicable Revolving Credit Facility Fee and Letter of Credit Fee which shall become effective pursuant to the provisions of Section
5.1 of the Agreement are set forth below:

                  Fee                                         Rate

                  Revolving Credit
                    Facility Fee                                    %
                                                              ------

                  Letter of Credit Fee                              %
                                                              ------


         The undersigned officer(s) of Borrowers hereby certifies that:

         A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

         B. As of the Computation Date, the Loan Parties have observed and performed all of their covenants and other agreements contained in the Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by them.

         C. I (we) have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

         D. Except as stated in Schedule 4 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrowers), no Default or Event of Default has occurred and is continuing on the date of this Report.

         Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, Borrowers have caused this Report to be executed
and delivered by their duly authorized officers this        day of
                  ,      .

                                             SATURN ELECTRONICS &
                                             ENGINEERING, INC.

                                             By:
                                                --------------------------------

                                             Its:
                                                --------------------------------


                                             SATURN MANUFACTURING CO.

                                             By:
                                                --------------------------------

                                             Its:
                                                --------------------------------


                                             SSI ACQUISITION CORP.

                                             By:
                                                --------------------------------

                                             Its:
                                                --------------------------------

                                   EXHIBIT I

                                    FORM OF
                              ASSIGNMENT AGREEMENT


                                                        Date:
                                                             ---------------

To:      SATURN ELECTRONICS & ENGINEERING, INC.

                  and

         COMERICA BANK, AS AGENT ("Agent")

Re: Saturn Electronics & Engineering, Inc. Credit Agreement dated as of August 24, 1999 (as amended or otherwise modified from time to time, the "Agreement"), among Saturn Electronics & Engineering, Inc., Saturn Manufacturing Co., and SSI Acquisition Corp. (collectively, "Borrowers"), Saturn Electronics & Engineering, Inc., Agent and certain Banks

Gentlemen and Ladies:

         This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert assignor Bank] (the "Assignor") to [insert proposed assignee] (the "Assignee"), and the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the "Effective Date" (as hereafter defined) that undivided interest in each of Assignor's rights and obligations under the Credit Agreement and the other Loan Documents such that, after giving effect to the foregoing assignment and assumption, [and the other assignments by Assignor to on the date hereof,] the Assignee's interest, and the Assignor's interest remaining (if any), in the Revolving Credit (and participations in any outstanding Letters of Credit) shall be as set forth on the attached schedule.

         The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

         The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) is legally authorized to enter into this Assignment Agreement; (b) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentages been granted and its loans been made directly by such Assignee to Borrowers without the intervention of the Agent, the Assignor or any other Bank; and (c) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of any Borrower or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

         Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 14.8(c) of the Credit Agreement.

         Assignor represents and warrants, as of the Effective Date, that it is the legal and beneficial owner of the interest being assigned and delegated by it hereunder and that such interest is free and clear of any pledge, encumbrance or other adverse claim or interest created by Assignor.

         Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (a) the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's Percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (b) the Assignor's obligations under the Credit Agreement and the other Loan Documents shall be reduced by the percentage assigned to Assignee referred to in the second paragraph of this Assignment Agreement.

         As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

         (1) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

         (2) the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

         (3) the payment to the Agent of the $3,500 processing fee referred to in Section 14.8(d) (ii) of the Credit Agreement; and

         (4)      all other restrictions and items noted in Sections 14.8(c) and
                  (d) of the Credit Agreement have been completed.

         Following the execution and delivery of this Assignment Agreement by the Assignor and Assignee to the Agent and the Agent shall notify the Assignor and the Assignee, along with the Borrowers, of the Effective Date.

         On the Effective Date the Assignee shall pay to the Assignor the amount agreed upon with respect to the outstanding principal amount of the outstanding Advances of the Revolving Credit owed to Assignor by the Borrowers under the Credit Agreement in respect of the interest being assigned hereby.

         The Assignee hereby advises each of you that an administrative detail with respect to the assigned loans has been filed with the Agent:

         The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 14.13 of the Credit Agreement, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or is delivering to Agent concurrently herewith), the original of each Note held by the Assignor under the Credit Agreement.

         Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.



                                             [ASSIGNOR]

                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


                                             [ASSIGNEE]


                                             By:
                                                --------------------------------

                                             Its:
                                                --------------------------------

ACCEPTED AND CONSENTED TO
this        day of                         ,
    --------      ------------------------   ------------

COMERICA BANK, Agent



By:
   --------------------------------

Its:
    -------------------------------


SATURN ELECTRONICS &
ENGINEERING, INC.



By:
   --------------------------------

Its:
    -------------------------------

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.]

                        SCHEDULE TO ASSIGNMENT AGREEMENT
                 ASSIGNEE'S/ASSIGNOR'S PERCENTAGE AND ALLOCATION